Exhibit 10.29





                           TA FRANCHISE SYSTEMS, INC.

                               FRANCHISE AGREEMENT













                     THIS CONTRACT IS SUBJECT TO ARBITRATION

                                TABLE OF CONTENTS


SECTION                                                                     PAGE

I.            DEFINITIONS.....................................................2
II.           APPOINTMENT AND FRANCHISE FEE...................................7
III.          CONTINUING SERVICES AND ROYALTY FEE.............................8
IV.           PAYMENT........................................................10
V.            TERM AND RENEWAL...............................................11
VI.           PROPRIETARY MARKS..............................................12
VII.          CONFIDENTIAL OPERATIONS MANUAL.................................14
VIII.         CONFIDENTIAL INFORMATION.......................................15
IX.           MODIFICATION OF THE NETWORK....................................15
X.            ADVERTISING....................................................16
XI.           FRANCHISOR'S OPERATIONS ASSISTANCE.............................18
XII.          FRANCHISEE'S OBLIGATIONS.......................................20
XIII.         BUYING PROGRAM.................................................27
XIV.          ACCOUNTING AND RECORDS.........................................28
XV            ACCESS.........................................................29
XVI.          FUEL SUPPLY....................................................29
XVII          CREDIT.........................................................31
XVIII         INSURANCE......................................................31
XIX.          DEFAULT AND TERMINATION........................................32
XX.           RIGHTS AND DUTIES OF PARTIES UPON
              EXPIRATION OR TERMINATION......................................37
XXI.          TRANSFERABILITY OF INTEREST....................................39
XXII.         DEATH OR INCAPACITY OF FRANCHISEE..............................41
XXIII.        INDEPENDENT CONTRACTOR AND INDEMNIFICATION.....................42
XXIV.         RESTRICTIVE COVENANTS..........................................46
XXV.          APPROVALS......................................................47
XXVI.         AMENDMENTS; WAIVERS; REMEDIES..................................47
XXVII.        SUCCESSORS AND ASSIGNS.........................................48
XXVIII.       GOVERNING LAW; JURY TRAIL WAIVER...............................48
XXIX.         COUNTERPARTS; EFFECTIVENESS....................................48

XXX.          ENTIRE AGREEMENT...............................................49
XXXI.         JURISDICTION...................................................49
XXXII.        CAPTIONS.......................................................49
XXXIII.       SEVERABILITY...................................................50
XXXIV,        CONSTRUCTION...................................................50
XXXV.         INCONSISTENCY..................................................50
XXXVI.        FORCE MAJEURE..................................................50
XXXVII.       NOTICE.........................................................50
XXXVIII.      COST OF ENFORCEMENT OR DEFENSE.................................51
XXXIX.        INJUNCTIVE RELIEF..............................................52
XL.           ARBITRATION....................................................52
XLI.          LINE OF CREDIT.................................................53
XLII.         CAVEAT.........................................................53
XLIII.        ACKNOWLEDGEMENTS...............................................53




EXHIBITS

         A.       EXCLUSIONS FROM THE PROTECTED TERRITORY

                           TA FRANCHISE SYSTEMS, INC.

                               FRANCHISE AGREEMENT


         Franchise Agreement, made this      day of                , 19  , by
                                        ----        ---------------    --
and between TA FRANCHISE SYSTEMS, INC., a Delaware corporation, having its principal place of business at 24601 Center Ridge Road, Westlake, Ohio
44145-5634 ("TAFSI") and                                    ("Franchisee").
                         -----------------------------------

         WITNESSETH:

         WHEREAS, TAFSI, together with its Affiliates (collectively, "Franchisor") owns a unique auto/truckstop network which includes, among other things, the establishment, development and operation of businesses for full-service truckstop facilities that provide motor fuel pumping facilities, along with one or more of the following services: truck care and repair services, a full-service restaurant, a convenience store, showers, laundry facilities, telephones, recreation rooms, truck weighing scales and other compatible business services (the "Network"); and

         WHEREAS, TAFSI has expended time, effort and money to develop the Network; and

         WHEREAS, TA Operating Corporation ("TA Operating") has granted TAFSI a license to use and sublicense such registered or unregistered trademarks, service marks and/or trade names in connection with the operation of the Network; and

         WHEREAS, in addition to the trademarks, service marks and/or trade names granted by the trademark license referenced above, Franchisor may, from time to time, develop, use and control other trademarks, service marks and/or trade names for the benefit and use of Franchisor and the Franchised Businesses in order to identify for the public the source of products and services and to represent the Network's high standards of operations, quality, appearance and service; and

         WHEREAS, Franchisor grants to certain qualified persons a Franchised Business providing products and services authorized and approved by Franchisor and utilizing the Marks, and Franchisee desires to own and/or operate a Franchised Business under the Network and wishes to enter into a franchise relationship with Franchisor for that purpose, as well as to receive assistance provided by Franchisor in connection therewith (collectively, a "Franchise Relationship"); and

         WHEREAS, Franchisee understands and acknowledges the importance of and agrees to comply with Franchisor's high and uniform standards of quality and service and the necessity of operating the Franchised Business in conformity with Franchisor's standards and specifications; and

         WHEREAS, Franchisor expressly disclaims the making of and Franchisee acknowledges that it has not received nor relied upon any warranty or guaranty, express or implied, as to the revenues, profits or success of the business venture contemplated by this Agreement. Franchisee acknowledges that it has read this Agreement and Franchisor's Uniform Franchise Offering Circular and all exhibits thereto ("Offering Circular") upon which it has exclusively relied, and that it has no knowledge of any representations by Franchisor, or its officers, directors, stockholders, employees or agents that are contrary to the statements made in the Offering Circular or to the terms herein.

         NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements set forth herein, the parties hereby agree as follows:

         I.  DEFINITIONS

         1.01. Except where the context otherwise requires, the following terms used herein shall have the meanings set forth below.

                  A. "Advertising Fund" shall mean the advertising, marketing and promotional fund to be used for the development, placement and implementation of Advertising Materials to promote the Network.

                  B. "Advertising Material" shall mean any advertising or promotional material, including, but not limited to, billboards, newspapers, other print media, radio and television advertising, other electronic media advertising, specialty and novelty items, signs, boxes, containers, point-of-sale materials, napkins, bags and wrapping papers.

                  C. "Affiliates" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

                  D. "Approved Supplies List" shall mean a list of approved inventory, products, fixtures, furniture, equipment, signs, stationery, supplies, and other items or services used to operate the Franchised Business.

                  E. "Approved Suppliers List" shall mean a list of approved manufacturers, suppliers and distributors of items or services on the Approved Supplies List.

                  F. "Branded Motor Fuel" shall mean such brands of Motor Fuel meeting Franchisor's specifications and bearing such Marks as Franchisor may approve in writing from time to time.

                  G. "Branded Products" shall mean certain petroleum products, truck care products, and other merchandise bearing the Marks.

                  H. "Buying Program" shall mean a program to capitalize on group buying power through the purchase by Franchisor on behalf of truckstops in the Network of products or services used in the Franchised Business, including, but not limited to, communications services and devices; store merchandise; restaurant food supplies and services; garage parts and services; insurance policies; and business services that serve the trucking industry and other business customers.

                  I. "Claim" shall mean any action, suit, claim, demand, cause of action, legal or administrative or arbitral proceeding, inquiry or investigation.

                  J. "Commingle" shall mean any unauthorized purchase of gasoline or diesel fuel delivered to or stored or sold at the Franchised Premises.

                  K. "Confidential Information" shall mean any and all information, whether obtained before or after Franchisor acquired the Network, relating to the Network, including, but not limited to, trade secrets, technology, processes, business plans, business systems, knowledge, knowhow, drawings, blueprints, plans, materials, equipment, techniques, procedures for display of products, product formula, training materials and other data, including the Confidential Operations Manual. For purposes of this Agreement, Confidential Information shall exclude information that (i) was in the public domain at the time of its disclosure to Franchisee or (ii) becomes part of the public domain through no violation of this Agreement or any other obligation by Franchisee or any third party to keep such information confidential.

                  L. "Confidential Operations Manual" shall mean the confidential operations and procedures manual or series of manuals as developed and maintained by Franchisor for the Franchised Businesses and as the same may be modified or supplemented from time to time by Franchisor.

                  M. "Franchisee Party" shall mean the following persons:

-----------------------------------.

                  N. "Franchised Business" shall mean a franchised business that is part of the Network and provides full-service truckstop facilities that provide motor fuel pumping facilities, along with one or more of the following services: truck care and repair services, a full-service restaurant, a convenience store, showers, laundry facilities, telephones, recreation rooms, truck weighing scales and other compatible business services approved by Franchisor.

                  O. "Incapacity" shall mean the death or continuing severe physical or mental disability of Franchisee (if Franchisee is an individual), or a Franchisee Party, of at least three (3) months' duration, which renders Franchisee or such Franchisee Party, as the case may be, unable to provide for the continued proper operation of the Franchised Business.

                  P. "Indemnified Parties" shall mean Franchisor and the officers, employees, agents, stockholders, designees, successors, assigns and representatives of each Franchisor entity, including but not limited to TA Operating Corporation, TA Holdings Corporation, National Auto/Truckstops Holdings Corporation and National Auto/Truckstops, Inc.

                  Q. "Lease Agreement" shall mean any lease for the Franchised Premises between any Franchisor entity and Franchisee.

                  R. "Losses" shall mean all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, finds, sanctions, penalties, charges and amounts paid or payable in settlement, including, all reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and other agents.

                  S. "Mark(s)" shall mean the name "Truckstops of America," "TA," "Country Pride" and such other trade names, trademarks, service marks, logos and commercial symbols as Franchisor determines in the future (and may hereinafter be designated by Franchisor) as an integral part of the Network.

                  T. "Motor Fuel" shall mean diesel fuel and gasoline and such other alternative fuel as Franchisor may sell to Franchisee or approve for purchase by Franchisee from other Persons, from time to time.

                  U. "Person" shall mean any individual, corporation, partnership, association, trust, estate or other entity or organization.

                  V. "Promotional Programs" shall mean programs developed, established and marketed by Franchisor from time to time and designed to induce users of Franchisee's products or services to patronize its Franchised Business.

                  W. "State Logo Signs" shall mean state-sponsored highway logo signs containing space for advertising fuel, food and lodging brands available at the Franchised Premises.

                  X. "TA Quality Inspection" shall mean the program for operation and appearance of the Franchised Premises prescribed by Franchisor in the Confidential Operations Manual.

         1.02. Each of the following terms is defined in the paragraphs set forth opposite such term:

         "Asserted Liability"                                   23.04

         "Assign"                                               21.02.A

         "Claims Notice"                                        23.04

         "Continuing Services and Royalty Fee"                  3.03(c)

         "Core Programs"                                        12.07

         "Customer Complaint Form"                              19.01.D.2

         "Designated Terminal"                                  16.03

         "Force Majeure"                                        XXXVI

         "Franchise Relationship"                               Recitals

         "Franchised Premises"                                  2.01

         "Franchisee"                                           First Paragraph

         "Franchisor"                                           Recitals

         "Gross Negligence"                                     23.04

         "Initial Term"                                         5.01

         "Leased Premises"                                      2.01

         "Network"                                              Recitals

         "Non-Fuel Revenue"                                     3.03(a)

         "Offering Circular"                                    Recitals

         "Outside Elements"                                     12.14.E.

         "Protected Territory"                                  2.03

         "Renewal Term"                                         5.02

         "TA Operating"                                         Recitals

         "TAFSI"                                                First Paragraph

         "Tax"                                                  16.03

         "Transfer and Training Fee"                            21.02.C

         "Willful Misconduct"                                   23.04

         II.  APPOINTMENT AND FRANCHISE FEE.

         2.01. Franchisor hereby grants to Franchisee, upon the terms and conditions herein contained, the right, franchise and privilege to operate a Franchised Business at, and only at, the following location:

-----------------------------------------------------------------------------
The property and buildings to be used by Franchisee hereunder is defined in the Lease Agreement as the "Leased Premises," is more particularly depicted and described in Exhibit A to the Lease Agreement, and is referred to herein, collectively, as the "Franchised Premises." Franchisee agrees to operate the Franchised Business at, and only at, the Franchised Premises.

         2.02. In connection with Franchisor's grant of the Franchised Business to Franchisee, Franchisor will license Franchisee to use the Marks during term of this Agreement solely in connection with the Franchised Business.

         2.03. Franchisor agrees that so long as this Agreement is in force and effect, and Franchisee is not in default of any term hereunder, Franchisor will not operate, or allow another Person to operate, a truckstop or travelcenter business which uses the "TA" brand, within seventy-five (75) miles in either direction along the interstate(s) at which the Franchised Premises is located (the "Protected Territory"). Notwithstanding anything to the contrary herein:
(a) Franchisor may operate, or may allow another Person to operate, a truckstop or travelcenter business at or within any of the locations or areas described on Exhibit A to this Agreement; and (b) nothing herein shall restrict, prevent or prohibit any Person who purchases or assumes the operation of more than one TA facility from rebranding such Person's existing facilities with a "TA" brand, even if such facilities are located within the Protected Territory.

         2.04. Upon execution of this Agreement, Franchisee agrees to pay to Franchisor a franchise fee in the aggregate sum of One Hundred Thousand dollars ($100,000.00), which fee shall be due and payable as follows: (a) Fifty-Thousand Dollars ($50,000.00), less credit for any application fee already paid to

Franchisor, shall be due and payable upon execution of this Agreement, and (b) the balance shall be due and payable upon the earlier to occur of the commencement of any training of Franchisee (or any employee of Franchisee), or six (6) months from the date of this Agreement. Notwithstanding the foregoing, the franchise fee described above shall be reduced to Five Thousand Dollars ($5,000.00), which shall be due and payable upon execution of this Agreement, if
(i) Franchisee has been continuously operating during the past year pursuant to a franchise agreement, license agreement or prescribed marketing plan or system of another truckstop company, (ii) Franchisee meets or satisfies certain conditions and requirements established by Franchisor for its franchise applicants, and (iii) Franchisee executes this Agreement within six (6) months of its or his receipt of the same. Upon the earlier of payment or the due date for payment, such sums shall be deemed fully earned and non-refundable in whole or in part, notwithstanding any termination of this Agreement, whereupon such sums shall be kept by Franchisor as consideration for expenses incurred by Franchisor in furnishing assistance and services to Franchisee and for Franchisor's lost or deferred opportunity to franchise others for which, although the exact amount of damages sustained by Franchisor could not be ascertained, Franchisee acknowledges the sums are reasonable.

         2.05. Franchisee may request in writing approval to operate motel/lodging facilities, branded fast food, deli operations or other business facilities on the Franchised Premises. Such request shall be made in advance of any proposed operation and in advance of any proposed alterations or modifications in connection therewith. If Franchisor approves such request in writing, Franchisee agrees to operate such businesses in accordance with Franchisor's standards and specifications and such businesses shall be included in the definition of "Franchised Business." Franchisee and each Franchisee Party agree not to operate any business or facility on the Franchised Premises other than as stated in Section 2.01 or otherwise approved by Franchisor in writing in Franchisor's sole discretion.

         2.06. Simultaneously with the execution of this Agreement, Franchisee shall execute the Lease Agreement.

         III.  CONTINUING SERVICES AND ROYALTY FEE.

         3.01. Franchisee shall pay to Franchisor, without offset, credit or deduction of any nature, so long as this Agreement shall be in effect, a monthly Continuing Services and Royalty Fee in an amount equal to (a) three and three quarters percent (3.75%) of all Non-Fuel Revenue (as defined in Section 3.03(a) below); (b) three cents ($.03) per gallon on all sales at or from the Franchised

Premises of gasoline which was purchased from a supplier other than Franchisor; and (c) three percent (3%) of all revenues earned directly or indirectly by Franchisee from or pertaining to all branded fast food sales approved for sale by Franchisor, after deducting from such amount the amount of royalties and advertising fees actually paid by Franchisee to any licensor or franchisor with respect thereto.

         3.02. In addition to the payments described in 3.01 above, Franchisee agrees that it shall pay to Franchisor Improvement Rent (as defined in Exhibit B of the Lease Agreement), in the event Franchisor (either upon request of Franchisee or at Franchisor's sole discretion) performs or makes capital expenditures to improve the Franchised Premises, including but not limited to improvements to allow for the sale of branded fast food which has been approved in writing by Franchisor. The amount of such Improvement Rent shall be determined in accordance with Exhibit B of the Lease Agreement.

                  3.03. As used in this Agreement, the following terms shall have the meanings set forth below:

                  (a) The term "Non-Fuel Revenue" shall mean all revenues earned directly or indirectly by Franchisee (or any Affiliates of Franchisee or any Franchisee Party), from the Franchised Business and all businesses conducted at or from the Franchised Premises, excluding fuel sales. Each charge or sale upon credit shall be treated as a sale for the full price in the calendar month during which such charge or sale was made, irrespective of the time when Franchisee receives payment (whether full or partial) therefor. Non-Fuel Revenue shall not include (i) the amount of any sales tax, excise tax or inspection fees imposed by any federal, state, municipal or other governmental authority directly on sales and collected from customers; provided, that the amount thereof is included in the selling price and is actually paid by Franchisee to such governmental authority; (ii) refunds to customers for merchandise; provided, that the amount received for such merchandise shall have previously been included in Non-Fuel Revenues; (iii) trade discounts; and (iv) revenues from the sale of branded fast food approved by Franchisor. In cases in which the Franchisee receives only a commission from a business activity rather than the gross revenues from such activity (e.g., game revenues, legalized gambling that has been approved in writing by Franchisor, permit sales, lottery ticket sales, CAT branded scale sales, telephone commissions and the like), only the commission received by Franchisee shall be included in Non-Fuel Revenue; provided, that such commissions are reasonable and customary.

                  (b) For purposes of Section 3.01(b) above, in determining the gallons of gasoline sales, each charge or sale, whether for cash or on credit, shall be treated as a sale in the month during which such charge or sale was made, irrespective of whether, or of the month when, Franchisee receives payment therefor.

                  (c) The term "Continuing Services and Royalty Fee" shall mean all amounts due or payable pursuant to this Section III.

         IV.  PAYMENT.

         4.01. The Continuing Services and Royalty Fee shall be paid in the manner prescribed in the Confidential Operations Manual and shall be due on the tenth (10th) day of each month for the preceding month. Notwithstanding the foregoing, payment terms for all amounts due Franchisor from Franchisee shall be in accordance with terms established by Franchisor which may be changed at any time at Franchisor's discretion. Among other things, Franchisor shall have the right to require payment by certified check or by electronic funds transfer. All Continuing Services and Royalty Fees, and amounts due for purchases by Franchisee from Franchisor, and other amounts which Franchisee may owe to Franchisor, shall bear interest after due date at the highest applicable legal rate for open account business credit, not to exceed one and one-half percent (1-1/2%) per month. Franchisee agrees to make all payments according to terms, whether or not disputed, and waives any claim or right of offset, set-off, or deduction for amounts disputed or otherwise. Franchisee's sole remedy, to the exclusion of all others, for disputed amounts which are not resolved by agreement of the parties (including amounts withheld for thirty (30) days pursuant to the provision above) shall be to pay the disputed amount to Franchisor and then to invoke arbitration under the procedures provided in
Section XL. If Franchisee obtains an award pursuant to the foregoing, recovering the disputed amount from Franchisor, the award shall include interest at the rate specified above for the period from the date of payment by Franchisee to Franchisor, to the date of repayment by Franchisor. Notwithstanding anything to the contrary herein, Franchisor may seek judgment in any court for any amount due from Franchisee or with respect to any disputes hereunder and may exercise termination rights under Section XIX.

         4.02. Notwithstanding any designation by Franchisee, Franchisor shall have the sole discretion to apply any payments by Franchisee to any past due indebtedness of Franchisee for Continuing Services and Royalty Fees, advertising contributions, purchases from Franchisor, interest or any other indebtedness under this Agreement or any agreement related hereto, in such amounts and in such order as Franchisor shall determine.

         V.  TERM AND RENEWAL.

         5.01. This Agreement shall be effective and binding for an initial term commencing on the date hereof (the "Initial Term") and ending on
                     ("Initial Term").
---------------------

         5.02. Subject to Franchisor's rights under Section XIX to terminate or not renew this Agreement, Franchisee shall have the right to renew the Franchise Agreement at the expiration of the Initial Term for five (5) additional successive terms of three (3) years each ("Renewal Term"); provided, that all of the following conditions have been fulfilled:

                  A. Franchisee has during the Initial Term complied with all the provisions of this Agreement and during any Renewal Term complied with the provisions of the then-current franchise agreement;

                  B. Franchisee is not in default of the provisions of Paragraph
XIX. of this Agreement;

                  C. Franchisee has given written notice of a request for renewal at least three (3) but not more than (6) months prior to the expiration of the then-current term;

                  D. Franchisee has satisfied all monetary obligations owed by Franchisee to any Franchisor entity and has timely met these obligations throughout the term of this Agreement;

                  E. Franchisee has executed upon renewal Franchisor's then-current form of Franchise Agreement, Lease Agreement and any other agreements required to be executed by the parties (with appropriate modifications to reflect the fact that the agreement relates to the grant of a renewal franchise), which agreements shall supersede in all respects this Agreement, the Lease Agreement and other agreements between the parties, and the terms of which may differ from the terms of this Agreement and other agreements between the parties, including, without limitation, a different percentage Continuing Services and Royalty Fee or advertising contribution, or adoption and utilization of any new or different computer hardware and software prescribed by Franchisor for current franchisees; provided, however, that Franchisee shall not be required to pay the then-current initial franchise fee;

                  F. Franchisee has complied with Franchisor's then-current qualification and training requirements; and

                  G. Franchisee has executed a general release, in the then-current form prescribed by Franchisor, of any and all Claims against Franchisor, and the officers, directors, agents, stockholders and employees of each Franchisor entity.

                  5.03. Franchisor may terminate or not renew this Agreement by written notice to Franchisee, as provided in Paragraph XIX. herein.

         VI.  PROPRIETARY MARKS.

         6.01. Franchisee acknowledges that Franchisee's right to use the Marks is derived solely from this Agreement and is limited to the conduct of the Franchised Business by Franchisee pursuant to and in compliance with this Agreement and all applicable standards, specifications, and operating procedures prescribed by Franchisor from time to time during the term of this Agreement. Any unauthorized use of the Marks by Franchisee is a breach of this Agreement and an infringement of the rights of Franchisor in and to the Marks. Franchisee acknowledges that all usage of the Marks by Franchisee and any goodwill established by Franchisee's use of the Marks shall inure to the exclusive benefit of Franchisor and that this Agreement does not confer any goodwill or other interests in the Marks upon Franchisee. Franchisee shall not, at any time during the term of this Agreement or after its termination or expiration, contest the validity or ownership of any of the Marks or assist any other person in contesting the validity or ownership of any of the Marks. All provisions of this Agreement applicable to the Marks apply to any additional trademarks, service marks, and commercial symbols authorized for use by and licensed to Franchisee by Franchisor after the date of this Agreement.

         6.02. Franchisee shall not use any Mark or portion of any Mark as part of any corporate or trade name, or with any prefix, suffix, or other modifying words, terms, designs, or symbols, or in any modified form, nor may Franchisee use any Mark in connection with the sale of any unauthorized product or service or in any other manner not expressly authorized in writing by Franchisor. Franchisee shall give such notices of trademark and service mark registrations as Franchisor specifies and obtain such fictitious or assumed name registrations as may be required under applicable law, and at Franchisee's expense. Franchisee shall not use any of the Marks in any manner which has not been specified or approved by Franchisor.

         6.03. Franchisee shall promptly notify Franchisor of any Claim based upon or arising from any attempt by any other Person to use the Marks or any colorable imitation thereof. Franchisee shall also notify Franchisor of any Claim against Franchisee relating to the Marks, within ten (10) days after Franchisee received notice of such Claim. Upon receipt of timely notice of a Claim against Franchisee relating to the Marks, Franchisor shall have the sole right to defend any such action. Franchisor shall have the exclusive right to contest or bring action against any third party regarding the third party's use of any of the Marks and shall exercise such right in its sole discretion. In any defense or prosecution of any litigation relating to the Marks undertaken by Franchisor, Franchisee shall cooperate with Franchisor and execute any and all documents and take all actions as may be desirable or necessary in the opinion of Franchisor and/or its counsel, to carry out such defense or prosecution. Both parties will make every effort consistent with the foregoing to protect, maintain, and promote the Marks and their distinguishing characteristics.

         6.04. If it becomes advisable at any time, and from time to time, in Franchisor's sole discretion, for Franchisor and/or Franchisee to modify or discontinue use of any Mark, including, but not limited to, the "TA" Mark, and/or use one (1) or more additional or substitute trade names, trademarks, service marks, or other commercial symbols, Franchisee shall comply with Franchisor's directions within a reasonable time after notice to Franchisee by Franchisor. Franchisee shall immediately, upon the request of Franchisor, and in any event upon termination of this Agreement, at no expense to Franchisor, discontinue and take such legal or other action as may be necessary to discontinue the use of the Marks.

         6.05 In order to preserve the validity and integrity of the Marks and copyrighted material licensed herein and to ensure that Franchisee is properly employing the same in the operation of its Franchised Business, Franchisor or its agents shall have the right of entry and inspection of the Franchised Premises at all reasonable times and, additionally, shall have the right to observe the manner in which Franchisee is rendering its services and conducting its operations, to confer with Franchisee's employees and customers, and at Franchisee's expense to select fuel, products, inventory, equipment and other items, materials and supplies for test of content and evaluation purposes to make certain that the services, fuel, products, inventory, materials, supplies, equipment and operations are satisfactory and meet the quality control provisions and performance standards established by Franchisor.

         6.06. Under no circumstances shall Franchisee use Franchisor's name or Marks (i) on any forms, publication, material or item disapproved by Franchisor, or (ii) in connection with any product or service not authorized by Franchisor, or iii) in connection with any service performed by Franchisee in any manner not authorized by Franchisor.

         6.07. Franchisee shall not use the Marks in any advertising or any other form of promotion (i) in any manner disapproved by Franchisor, or (ii) without the appropriate (R) or registration marks or the designations TM or SM where applicable as specified by Franchisor in the Confidential Operations Manual.

         VII.  CONFIDENTIAL OPERATIONS MANUAL.

         7.01. Franchisor will loan to Franchisee during the term of this Agreement one (1) copy of a Confidential Operations Manual containing mandatory and suggested specifications, standards, operating procedures and rules prescribed from time to time by Franchisor for the Network and information relative to other obligations of Franchisee hereunder and the operation of its Franchised Business. Franchisor shall have the right to add to and otherwise modify the Confidential Operations Manual from time to time to reflect changes in the specifications, standards, operating procedures and rules prescribed by Franchisor for the Network; provided, that no such addition or modification shall alter Franchisee's fundamental status and material rights under this Agreement. Franchisee shall immediately upon notice adopt any and all such changes.

         7.02. The Confidential Operations Manual (and any copies thereof) shall at all times remain the sole property of Franchisor and shall be returned promptly by Franchisee to Franchisor, at Franchisee's expense, immediately upon the expiration or other termination of this Agreement.

         7.03. Franchisee acknowledges that the Confidential Operations Manual contains proprietary information of Franchisor and agrees to keep such information confidential both during the term of this Agreement and subsequent to the expiration or termination of this Agreement. Franchisee shall at all times ensure that one (1) up-to-date and current copy of the Confidential Operations Manual is available at the Franchised Premises. At all times that the Confidential Operations Manual is not in use by authorized personnel, Franchisee shall maintain the Confidential Operations Manual in a locked receptacle at the Franchised Premises and shall grant only authorized personnel, as defined in the Confidential Operations Manual, access to the key or lock combination of such receptacle.

         7.04. In the event of any dispute as to the contents of the Confidential Operations Manual, the terms of the master copy of the Confidential Operations Manual maintained by Franchisor at Franchisor's principal place of business shall control.

         VIII.  CONFIDENTIAL INFORMATION.

         8.01. Franchisee acknowledges that knowledge of the operation of the Franchised Business is and will be derived from Confidential Information disclosed to Franchisee by Franchisor and that such Confidential Information is proprietary, confidential and a trade secret of Franchisor. Franchisee shall maintain the absolute confidentiality of all such Confidential information during and after the term of this Agreement and shall not use any such Confidential Information in any other business or in any manner not specifically authorized or approved in writing by Franchisor.

         8.02. Franchisee shall divulge Confidential Information only to its employees that must have access to such information and only to the extent necessary to operate the Franchised Business. Franchisee agrees that all employees of Franchisee having access to Confidential Information of Franchisor shall be required to execute confidentiality agreements in a form acceptable to Franchisor.

         IX.  MODIFICATION OF THE NETWORK.

         Franchisee acknowledges that at any time and from time to time Franchisor may change or modify the Network, including, without limitation, the adoption and use of new or modified trade names, trademarks, service marks or copyrighted materials; new business centers; new computer systems; new inventory items; new products or services; new merchandising techniques; new equipment; or new techniques and that Franchisee will be required to accept, use and display for the purpose of this Agreement any such changes in the Network, as if they were part of this Agreement at the time of execution hereof. Franchisee will make such expenditures as are reasonably required by such modifications in the Network. Franchisee shall not change, modify or alter in any way the Network, except as directed by Franchisor.

         X.  ADVERTISING.

         10.01. Franchisor reserves the right to require Franchisee to discontinue using any Advertising Material promoting the Franchised Business or products and services sold at the Franchised Premises that Franchisor deems unacceptable or detrimental to the Network.

         10.02. Franchisee agrees to contribute to the Advertising Fund an amount equal to six-tenths of one percent (0.6%) of the Non-Fuel Revenue derived from the Franchised Business or any other business conducted at or from the Franchised Premises, including all revenues from fast food sales (branded or unbranded) after deducting from such fast food sales revenues the amount of royalties and advertising fees actually paid by Franchisee to any licensor or franchisor with respect thereto. The amount due hereunder shall be payable monthly as provided in Section 4.01. The Advertising Fund shall be maintained and administered by Franchisor or its designee, as follows.

                  A. Franchisor shall direct all advertising programs with sole discretion over the creative concepts, materials and media used in such programs and the placement and allocation thereof. Franchisor reserves the right in its sole and exclusive discretion to use such media, create such programs and allocate any money from the Advertising Fund to such regions or localities as Franchisor shall deem appropriate. All Advertising Material shall be and remain the sole property of Franchisor and may not be altered by Franchisee. Franchisee acknowledges that the Advertising Fund need not be spent pro rata and is intended to further the general recognition and acceptance of the Marks for the benefit of the Network.

                  B. Franchisor shall match the total contribution made to the Advertising Fund by each Franchisee and all other Franchised Businesses.

                  C. The Advertising Fund may be used to meet any and all costs of maintaining, administering, directing and preparing Advertising Material (including, without limitation, the cost of (i) preparing and conducting television, radio, magazine and newspaper advertising campaigns and other public relations activities; (ii) employing advertising agencies to assist therein;
(iii) producing billboards, signage and point-of-sale materials; (iv) conducting marketing activities; (v) compensating personnel employed by Franchisor to engage in advertising, marketing and/or public relations activities on behalf of the Advertising Fund if Franchisor, in its sole and exclusive discretion, decides to employ such personnel, but only to the extent such personnel actually devote time to such activities, and (vi) providing promotional brochures and other marketing materials to franchisees in the Network). All sums paid by Franchisee to the Advertising Fund shall be accounted for separately from the other funds of Franchisor and shall not be used to defray any of Franchisor's general operating expenses, except for such reasonable administrative costs and overhead, if any, as Franchisor may incur in activities reasonably related to the administration or direction of the Advertising Fund and advertising programs including, without limitation, conducting market research, preparing marketing and advertising materials, and collecting and accounting for assessments for the Advertising Fund; provided, however, that up to ten percent (10%) of the Advertising Fund may be expended by Franchisor for such reasonable administrative costs and overhead, if any, as Franchisor may incur in activities reasonably related to the administration or direction of the Advertising Fund and advertising programs for Franchised Businesses including, without limitation, collecting and accounting for assessments for the Advertising Fund.

                  D. Franchisor maintains the right to terminate the Advertising Fund at any time. However, the Advertising Fund shall not be terminated until all monies in the Advertising Fund have been expended for advertising and promotional purposes, or returned to franchisees, as Franchisor deems fair and reasonable in its sole discretion.

                  E. An accounting of the operation of the Advertising Fund shall be prepared annually and shall be made available to Franchisee upon request.

                  F. Once contributions to the Advertising Fund are made by Franchisee, all such contributions shall be used as herein required and shall not be returned to Franchisee, except pursuant to Subparagraph 10.02.D hereof.

         10.03. Franchisee shall be required to maintain State Logo Signs (with one State Logo Sign located in each direction on the primary interstate approaching the Franchised Premises). Franchisor shall share equally with Franchisee the cost of maintaining such State Logo Signs; provided, however, that in no event shall Franchisor be required to spend more than Fourteen Thousand Dollars ($14,000.00) per year pursuant hereto. If the state in which the Franchised Premises is located allows State Logo Signs, and Franchisee maintains State Logo Signs in accordance herewith, Franchisee may, but is not required to, maintain (at its sole expense) billboards advertising the Franchised Business, in a form and layout approved by Franchisor. If the state in which the Franchised Premises is located does not allow State Logo Signs, Franchisee shall be required to maintain at least two (2) billboards (with one billboard located in each direction on the primary interstate approaching the Franchised Premises) advertising the Franchised Business, in a form and layout approved by Franchisor. Franchisor shall share equally with Franchisee the cost of maintaining billboards which are required hereunder; provided, however, that in no event shall Franchisor be required to spend more than $14,000 per year pursuant hereto. The locations for any billboards hereunder must be sites approved in writing by Franchisor.

         10.04. Franchisee shall spend a minimum of Five Thousand Dollars ($5,000.00) for newspaper, direct mail or advertising through other media during Franchisee's initial thirty (30) days of operation of the Franchised Business in accordance with Franchisor's policy for "Business Opening" advertising.

         10.05. Franchisee shall participate in all Promotional Programs conducted by Franchisor, except as excluded by law. Franchisor shall notify Franchisee of the creation of all such Promotional Programs and shall advise Franchisee with respect to all of the elements thereof. Franchisee shall adhere to all elements of such Promotional Programs; provided, that no such Promotional Program shall dictate or control the price charged by Franchisee for any item. Franchisor may, however, suggest prices to be charged in any Promotional Program. Franchisor may establish Promotional Programs, in its sole, subjective discretion, and need not consult or confer with Franchisee or any other franchisee of Franchisor, except to the extent provided in Subparagraph 10.02 above, with respect to the nature, content or amount of any Promotional Programs.

         XI.  FRANCHISOR'S OPERATIONS ASSISTANCE.

         11.01. Franchisor may, from time to time, advise or offer guidance to Franchisee relative to prices for the products and services offered for sale by its Franchised Business that in Franchisor's judgment constitute good business practice. Such guidance will be based on the experience of Franchisor and its franchisees in operating Franchised Businesses and an analysis of the costs of such products and prices charged for competitive products. Franchisee shall not be obligated to accept any such advice or guidance and shall have the sole right to determine the prices to be charged from time to time by its Franchised Business, and no such advice or guidance shall be deemed or construed to impose upon Franchisee any obligation to charge any fixed, minimum or maximum prices for any product offered for sale by the Franchised Business.

         11.02.  During the term of this Agreement Franchisor shall:

                  A. Provide to Franchisee the Approved Supplies List and Approved Suppliers List;

                  B. Provide site engineering assistance;

                  C. Provide centralized purchasing assistance for products and services outside of the Buying Program;

                  D. Administer the Buying Program, as further described in Paragraph XIII. herein;

                  E. Provide ongoing training programs for Franchisee;

                  F. Coordinate system-wide advertising and administer the Advertising Fund; and

                  G. Regulate quality standards and products throughout the Network.

         11.03. Franchisor may, from time to time, provide operations assistance which may consist of advice and guidance with respect to the following:

                  A. Proper procedures to be used by the Franchised Business with respect to the sale of the Branded Motor Fuel, Branded Products and other products and services as approved by Franchisor;

                  B. Additional products and services authorized for sale from Franchised Businesses;

                  C. Ongoing research and development of products, services, systems, procedures and techniques which may enhance the Network;

                  D. Central product purchasing services;

                  E. The institution of proper administrative, bookkeeping, accounting, inventory control, supervisory and general operating procedures for the effective operation of a Franchised Business;

                  F. Seminars and programs designed to increase knowledge of the industry and/or foster and promote franchisee relations;

                  G. Advertising and promotional programs; and

                  H. Required software and hardware packages for conducting inventory control, point-of-sale and/or other functions.

         11.04. Franchisor, or its representative, shall make periodic visits to the Franchised Business for the purposes of consultation, assistance, and guidance to Franchisee in all aspects of the operation and management of the Franchised Business.

         XII.  FRANCHISEE'S OBLIGATIONS.

         12.01. Franchisee shall comply with all requirements set forth in this Agreement, the Confidential Operations Manual and other written policies supplied to Franchisee by Franchisor. All references herein to this Agreement shall include all such mandatory specifications, standards and operating procedures and rules. Franchisee shall comply with the entire set of specifications and standards for the Network including, but not limited to, the provisions of this Section XII.

         12.02. Franchisee shall promptly remove all inventory, fixtures, furniture, furnishings, marketing materials, supplies and equipment which do not conform with System, are not approved by Franchisor in writing, or which do not meet the standards or specifications prescribed in the Confidential Operations Manual (as amended from time to time). Franchisee shall refurbish and convert the operation of the Franchised Premises in accordance with a Conversion Obligation Schedule to be delivered by Franchisor in connection herewith, or as otherwise agreed in writing.

         12.03. Franchisee agrees to maintain the condition and appearance of the Franchised Premises consistent with Franchisor's standards for the image of a "TA" branded facility as an attractive, pleasant and comfortable facility conducive to buying by its customers. Among other things, Franchisee agrees to maintain the Franchised Premises in accordance with Exhibit C to the Lease Agreement.

     12.04. Franchisee shall follow such procedures or take such action as Franchisor may from time to time require to maintain the appearance and efficient operation of the Franchised Business and to meet or exceed Franchisor's annually published minimal acceptable TA Quality Inspection. If at any time in Franchisor's judgment the general state of repair or appearance of the Franchised Premises or its equipment, fixtures, signs or decor does not meet

Franchisor's standards, Franchisor shall so notify Franchisee, specifying the action to be taken by Franchisee to correct such deficiency. If Franchisee fails to cure such deficiency within the period of time specified in said notice and thereafter fails to implement a bona fide program to complete any required maintenance, Franchisor shall have the right, in addition to all other remedies, to enter upon the Franchised Premises and effect such maintenance or repairs on behalf of Franchisee, and Franchisee shall pay to Franchisor the entire cost thereof upon demand. If Franchisee disputes the amounts owed Franchisor for such maintenance or repairs, Franchisor shall be entitled to reimbursement of its costs including, but not limited to, reasonable legal fees plus accrued interest. Failure to correct such deficiency is a material default of this Agreement and grounds for termination of this Agreement subject to the provisions of Paragraph XIX. herein.

     12.05. Franchisee shall not make or permit anyone to make any modifications in or to the Franchised Premises of a permanent nature, including but not limited to, permanent improvements, alterations, decorations, or additions, structural or otherwise, in or to the Franchised Premises without first obtaining the written consent of Franchisor. All improvements, alterations, decorations, or additions made by Franchisee shall be completed in a good and workmanlike manner in accordance with all applicable laws and requirements, and Franchisee shall defend, indemnify, and hold Franchisor harmless from and against any and all costs, expenses, claims, liens, and damages to person or property resulting from the making of any such improvements, alterations, decorations, or additions in or to the Franchised Premises.

         Franchisee shall not do or suffer anything to be done whereby the Franchised Premises may be encumbered by a mechanic's lien or liens. If, however, any mechanic's lien is filed against the Franchised Premises, Franchisee shall discharge the same of record within ten (10) days after the date of filing. If Lessee fails to discharge any such lien as provided herein, such failure shall be a default of this Agreement.

     Franchisor shall not be liable for any labor or materials to be furnished to Franchisee upon credit, and no mechanic's or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of Franchisor in and to the Franchised Premises.

         12.06. Franchisee understands and acknowledges that uniformity of standards, products and services is essential to the Network. To that end, Franchisor reserves the right to reject any category of product or services offered for sale at the Franchised Business. Should Franchisee elect to offer and sell additional product or service categories to customers of the Franchised

Business, Franchisor shall not unreasonably withhold its approval of any such category of product or service.

                  A. Franchisee shall immediately cease offering for sale or selling any product or service if Franchisor, in its sole discretion, deems such product or service to be detrimental to the Marks or the image of the Network.

                  B. Franchisee is prohibited from displaying, offering and selling any alcoholic beverages, packaged or otherwise, and any sexual or pornographic materials (as determined by Franchisor in its sole discretion), including, without limitation, books, magazines, videotapes, cassettes, calendars, novelty and related items. Franchisor reserves the right, in its sole discretion, to expand the categories of products and services which Franchisee is prohibited from offering or selling from the Franchised Business.

                  C. Franchisee shall not offer fast food for sale at the Franchised Premises and shall not permit any form of gambling or gaming at the Franchised Premises without the prior written consent of Franchisor.

         12.07. FRANCHISEE FURTHER AGREES TO COMPLY FULLY WITH ALL PROGRAMS WHICH ARE PRESCRIBED FROM TIME TO TIME BY FRANCHISOR IN THE CONFIDENTIAL OPERATIONS MANUAL (OR OTHER OPERATIONS MANUAL), OR ARE OTHERWISE COMMUNICATED BY FRANCHISOR IN WRITING AND DESIGNATED BY FRANCHISOR AS CONSTITUTING A CORE PROGRAM ("CORE PROGRAM"), INCLUDING BUT NOT LIMITED TO THE FOLLOWING: 1. Mystery shop program; 2. Lowest price guarantee; 3. Frequent fueler or any other named redemption program; 4. Nationwide guaranty - refund, exchange, replacement; 5. Nationwide programs for national non-fuel accounts; 6. Check cashing program; 7. Showers program; 8. ProntoPay; 9. Mandatory diesel fuel purchase; 10. Fleet marketing programs; 11. Tire programs; 12. Preventative maintenance programs;
13. Lubricant programs; 14. Restaurant programs; 15. Fast food programs; and 16. Billing programs. Franchisee shall also participate in the Franchise Advisory Council and Franchisee training programs, as described in the Confidential Operations Manual. FAILURE TO COMPLY WITH ANY CORE PROGRAM SHALL BE A MATERIAL DEFAULT OF THIS AGREEMENT AND GROUNDS FOR TERMINATION OF THE AGREEMENT SUBJECT TO THE PROVISIONS OF PARAGRAPH XIX HEREOF.

         12.08. All inventory, products and materials, and other items and supplies used in the operation of the Franchised Business which are not purchased in accordance with Franchisor's Approved Supplies List and Approved Suppliers List shall conform to the specifications and quality standards established by Franchisor from time to time. Franchisee recognizes and acknowledges that Franchisor may receive fees, commissions and other considerations of value from Persons on the Approved Suppliers List, that Franchisee has no objection or right thereto, and that Franchisee shall receive only such part thereof, if any, as Franchisor may in its sole discretion allocate.

         12.09. Franchisee shall carry an adequate supply and maintain a representative inventory of Branded Products and other items and merchandise packaged under the Marks as required by the Confidential Operations Manual in such quantities sufficient to meet public demand. Franchisor may, in the future, develop additional products bearing the Marks, and Franchisor may introduce such products into the Network at Franchisor's discretion.

         12.10. In order to maintain the common identity of the Network, Branded Products shall be prominently displayed among the goods displayed for resale at the Franchised Premises and Franchisee shall maintain at such premises a stock of Branded Products sufficient to satisfy fully the demand of Franchisee's customers for such products.

         12.11. Franchisee, at its expense, shall secure and maintain in force all required licenses, permits and certificates relating to the operation of the Franchised Business and the property on which the Franchised Premises are located and shall operate the Franchised Business and maintain the property on which the Franchised Premises are located, in full compliance with all applicable federal, state and local laws, ordinances and regulations, including, without limitation, all such laws, ordinances and regulations relating to the dispensing of food products, occupational hazards and health, general liability and pollution liability insurance requirements, consumer protection, environmental protection, underground storage facilities and dispensing of fuel, trade regulation, workers' compensation, unemployment insurance and withholding and payment of federal and state income taxes and social security taxes, and sales, use and property taxes, as further described in Paragraph 23.06 herein and in the Lease Agreement. Further, throughout the term of this Agreement, Franchisee shall cause the Franchised Business to be in full and strict compliance with the Americans with Disabilities Act, as amended, except as otherwise provided in the Lease Agreement. Franchisee is responsible for daily monitoring of the underground storage facilities and dispensing of fuel and for reporting to and notifying Franchisor of any spills, leakage, losses and/or other difficulties relating to such underground storage facilities.

         12.12. Franchisee shall refrain from any merchandising, advertising or promotional practice which is unethical or may be injurious to the business of Franchisor, the Network and/or other Franchised Businesses or to the goodwill associated with the Marks, as determined by Franchisor in its sole discretion.

         12.13. Franchisor may, from time to time, develop and market special promotional items which will be made available to Franchisee at Franchisor's cost plus a reasonable markup, and Franchisee shall maintain a representative inventory of such promotional items to meet public demand. Franchisee shall have the right to purchase alternative promotional items; provided, that such alternative goods conform to the specifications and quality standards established by Franchisor from time to time.

         12.14. Franchisee shall operate the Franchised Business in a clean, safe and healthful manner that will assure that customers receive quality merchandise and courteous and efficient service, which shall include the following minimum obligations:

                  A. Sell merchandise and provide service with care, courtesy, and regard for customer satisfaction.

                  B. Take prompt action to respond to or correct all complaints received by Franchisor concerning Franchisee's operation of, or condition of, the Franchised Business or conduct of any employee of Franchisee. A written reply must be made to Franchisor within fourteen (14) days outlining Franchisee's actions or plans to resolve any such complaints.

                  C. The Franchised Business and Franchised Premises shall at all times be under the direct supervision of Franchisee (or a trained and competent employee approved by Franchisor acting as full-time general manager or assistant general manager). Franchisee shall notify Franchisor in writing, within seven (7) days, of the identity of any employees who become managers or assistant managers of the Franchised Business or Franchised Premises.

                  D. Operate the Franchised Business so as not to pose a threat or danger to public health or safety or the environment.

                  E. Provide reasonable security at the parking lot of the Franchised Business for vehicles and drivers, and exert reasonable effort to maintain an absence of outside elements that negatively affect the image of the Franchised Business as well as the Branded Motor Fuel and Branded Products. Specifically, "outside elements" refers to prostitutes, gamblers, drug dealers, and stolen goods dealers, but is not limited to same ("Outside Elements").

                  F. Provide, or have made outside arrangements for providing emergency service for passenger cars including tire service, road towing, belt replacement, and lens replacement, but not to be limited to same.

                  G. Keep the Franchised Business open for business twenty-four
(24) hours each day including, but not limited to, the diesel and gasoline islands, garage, store and restaurant. Franchisee's closing the Franchised Business or any part thereof shall constitute abandonment by Franchisee and shall be a material breach of this Agreement.

                  H. Not engage in dishonest, fraudulent or scare selling practices.

                  I. Perform all services in a good workmanlike manner.

                  J. Provide a sufficient number of trained, courteous, and neat personnel who can communicate with customers by understanding and speaking English to operate the Franchised Business in an efficient and organized manner.

                  K. Store and dispense Motor Fuel only from tanks, pumps, or containers identified with only Franchisor-designated suppliers' trademarks or trade names.

                  L. Comply with the requirements of any conditional use permit or other approval covering the construction, maintenance, and/or operation of the Franchised Business. If the Franchised Business is subject to a permit, a copy shall be delivered to Franchisee and Franchisee shall acknowledge receipt of the copy on a form provided by Franchisor.

         12.15. Franchisee shall have on staff at all times during regular business hours a qualified mechanic experienced in truck service to provide prompt, courteous and workmanlike service, and to otherwise fulfill Franchisee's responsibilities under this Agreement. Such mechanic shall meet the requirements set forth in the Confidential Operations Manual.

         12.16. Franchisor shall provide Franchisee with specifications for dispensing, storage and display equipment, cash registers, other equipment, fuel facilities and equipment, fixtures, furniture, exterior and interior signs and decorating required for the Franchised Premises. Specifications may include minimum standards for performance, warranties, design and appearance and local zoning, sign and other restrictions. Franchisee may purchase or lease original and replacement equipment, fixtures, furniture, signs and decorating materials and services meeting such specifications from any source. If Franchisee proposes to purchase or lease any item of equipment or furniture or any fixture, sign or decorating materials not theretofore approved by Franchisor as meeting its specifications, Franchisee shall first notify Franchisor and Franchisor may require, at Franchisee's expense, submission of sufficient specifications, photographs, drawings or other information and samples to determine whether such item of equipment or furniture or such fixture, sign or decorating materials meets its specifications. Franchisor shall advise Franchisee within a reasonable time whether such item of equipment or furniture or such fixture, sign or decorating materials meets its specifications.

         12.17. Franchisee shall notify Franchisor in writing within five (5) days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which may adversely affect the operation or financial condition of the Franchised Business.

         12.18. Franchisee must use a software, hardware, or point-of-sale and reporting system in the operation of the Franchised Business and, if necessary, change or convert to only such systems (hardware or software) that Franchisor, in its sole discretion, determines are compatible with Franchisor's computer systems and that permit Franchisor full remote access to any and all information stored therein. Franchisee shall utilize only such systems approved by Franchisor.

         12.19. At any full service truckstop facility, Franchisee shall maintain a minimum of fifty (50) paved truck parking spaces.

         12.20. Franchisor shall provide initial and on-going training to Franchisee throughout the term of this Agreement as described in the Confidential Operations Manual.

         XIII.  BUYING PROGRAM.

         13.01. Franchisor shall offer Franchisee the right to participate in the Buying Program, including the right to purchase products from its distribution center(s), as long as Franchisor has a distribution center, upon terms and conditions identified in the Confidential Operations Manual, as modified from time to time. Nothing contained herein shall require Franchisor to have a distribution center in operation.

         13.02. Materials, supplies and products used in the operation of the Franchised Business or otherwise held for resale (including but not limited to menu items, beverages, ingredients and other food and beverage products and materials, containers, packaging materials, other paper and plastic products, plates, cups, utensils, menus, uniforms, forms, cleaning and sanitation materials) shall conform to the specifications and quality standards established by Franchisor from time to time and shall be procured from Franchisor or suppliers approved by Franchisor. If Franchisee proposes to offer for sale at the Franchised Premises any brand of product, or to use in the operation of the Franchised Business, any brand of food ingredient or other material or supply which is not then approved by Franchisor as meeting its minimum specifications and quality standards, or to purchase any product, material or supply from a supplier that is not then designated by Franchisor as an approved supplier, then Franchisee shall first notify Franchisor in writing and shall submit samples and such other information as Franchisor requests for examination or testing or to otherwise determine whether such product, material or supply, or such proposed supplier, meets Franchisor's specifications and quality standards or should otherwise be approved. If Franchisor fails to disapprove the product, material, supply or supplier, or request more samples or more information, within fourteen
(14) days of Franchisee's initial submission to Franchisor, then Franchisee is free to commence the procurement. A charge not to exceed the reasonable cost of the inspection and evaluation and the actual cost of the test shall be paid by Franchisee promptly upon Franchisor's request. Franchisor reserves the right to re-inspect the facilities and products of any supplier and to revoke approval of any item or any supplier which fails to continue to meet any of Franchisor's criteria.

         13.03. Notwithstanding anything to the contrary herein, Franchisee agrees to maintain a representative inventory of all products covered in the Buying Program.

         13.04. All products and services not included in the Buying Program or listed on the Approved Supplies List, or purchased from suppliers not on the Approved Suppliers List, shall meet specifications and quality standards prescribed by Franchisor.

         XIV.  ACCOUNTING AND RECORDS.

         14.01. Franchisee shall maintain, preserve and submit to Franchisor, as the case may be, any and all records in the manner and for such time as may be required by the Internal Revenue Service of the United States or the Confidential Operations Manual.

         14.02. Franchisee shall maintain a daily Motor Fuel meter reading and shall provide such daily meter reading to Franchisor on a monthly report or as otherwise prescribed in the Confidential Operations Manual.

         14.03. Franchisee shall, at its expense, submit to Franchisor, within ninety (90) days of the end of each fiscal year during the term of this Agreement, annual financial statements, prepared by an independent certified public accountant in accordance with generally accepted accounting principles.

         14.04. Franchisee shall provide Franchisor on or before the tenth
(1Oth) day of each month a sales report specifying all Non-Fuel Revenue derived from and actual fuel gallonage purchased through and sold at the Franchised Business in a form approved by Franchisor, as described in the Confidential Operations Manual. In order to assist Franchisor in monitoring the Network, Franchisee shall submit to Franchisor such other information requested by Franchisor from time to time in the format prescribed by Franchisor in the Confidential Operations Manual or as Franchisor shall otherwise reasonably require in writing, including, but not limited to, state and federal fuel tax records by location and daily Motor Fuel meter readings by location.

         14.05. Franchisor or its designated agents shall have the right at all reasonable times, at the Franchised Premises, to audit, inspect, examine and copy, at its expense, the books, records, and tax returns of Franchisee. Franchisor shall also have the right, at any time, to have an independent audit made of the books and records of Franchisee at Franchisor's expense. If an inspection or audit should reveal that any payments due to Franchisor have been understated in any report to Franchisor, then Franchisee shall immediately pay to Franchisor the amount understated upon demand, in addition to interest from the date such amount was due until paid, at the rate of eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is lower. If an inspection or audit discloses an understatement in any report of two percent (2%) or more, Franchisee shall, in addition, reimburse Franchisor for any and all costs and expenses connected with the inspection or audit (including, without limitation, reasonable accounting and attorneys' fees). The foregoing remedies shall be in addition to any other remedies Franchisor may have, including, but not limited to, termination or nonrenewal pursuant to Paragraph XIX.

         14.06. Franchisee acknowledges that nothing contained herein constitutes Franchisor's agreement to accept any payments after same are due or a commitment by Franchisor to extend credit to or otherwise finance Franchisee's operation of the Franchised Business. Further, Franchisee acknowledges that its failure to pay all amounts when due shall constitute a materially significant default and grounds for termination of this Agreement.

         XV.  ACCESS.

         15.01. In order to preserve the goodwill, validity and integrity of the Marks and the Network, and to ensure that Franchisee is properly employing both the Marks and the Network in the operation of the Network, Franchisor or its agents shall have the right of entry and inspection of Franchisee's premises and operating procedures at all reasonable times. Franchisor or its agents shall have the right at any time to observe the manner in which Franchisee is rendering its services and conducting its operations, to confer with Franchisee's employees and customers, and to select motor fuel and other petroleum products, ingredients, food and non-food products, beverages and other items, products, equipment, merchandise, sundries, materials and supplies for test of content and evaluation purposes to make certain that they are satisfactory and meet the standards and specifications set by Franchisor. In the event any products do not conform to Franchisor's standards and specifications, Franchisee shall upon learning of the non-conformance immediately cease offering and selling such products.

         XVI.  FUEL SUPPLY.

         16.01. Franchisor agrees to sell to Franchisee one hundred percent (100%) of Franchisee's requirements of diesel fuel for resale to the motoring public, and Franchisee agrees to buy from Franchisor one hundred percent (100%) of Franchisee's requirements of such diesel fuel. Notwithstanding anything to the contrary herein, Franchisor shall not be in breach of its obligations hereunder and shall have no liability to Franchisee if it is unable to sell or provide 100% of Franchisee's diesel fuel requirements as a result of any event or circumstance caused by Force Majeure.

         16.02. Franchisee agrees that it shall only purchase gasoline from suppliers which have been approved by Franchisor in writing. Notwithstanding anything to the contrary herein, Franchisee shall not Commingle any Motor Fuel sold to Franchisee by Franchisor (or by gasoline suppliers approved in writing by Franchisor) pursuant hereto with any fuel from any other suppliers or any other source. Any violation of the preceding sentence shall be grounds for termination of this Agreement.

         16.03. The method and manner of purchase and payment for diesel fuel, including but not limited to designation of the terminals for pick-up of such diesel fuel (the "Designated Terminals") and determination of the purchase price, taxes and freight shall be subject to and governed by the terms and provisions set forth in the Confidential Operations Manual, or as otherwise specified by Franchisor in writing, as the same may be amended from time to time. Franchisor's records with respect to any particular transaction shall be conclusive and binding for all purposes of this Agreement. If any governmental authority now has, or later places, a tax, excise, inspection fee or charge (each, a "Tax") on Franchisor because of the manufacture, storage, withdrawal from storage, transportation, distribution, sale or handling of any diesel fuel sold by Franchisor to Franchisee, such Taxes shall be added to the purchase price and be the sole responsibility of and paid by Franchisee. At such time, if ever, that both Franchisor and Franchisee shall be exempt from any Tax with respect to the transfer or sale of diesel fuel, Franchisor shall sell such diesel fuel to Franchisee without adding such Tax to the purchase price.

         16.04. Title to, and risk of loss of, diesel fuel purchased by Franchisee from Franchisor and delivered to the Franchised Premises shall pass to Franchisee at the time such diesel fuel enters into the transportation equipment provided by Franchisee or for Franchisee's account. Franchisee waives any claim against Franchisor as to quantity or quality of diesel fuel available to Franchisee unless Franchisee notifies Franchisor in writing within ten (10) days after receipt thereof.

         16.05. If at any time the volume of Motor Fuel that Franchisor has available for sale to its Franchised Businesses is, for any reason, less than the volume needed to supply its Franchised Businesses' demands, Franchisor shall allocate the volume of available Motor Fuel to its Franchised Businesses under a plan and formula that Franchisor determines is fair and reasonable.

         XVII.  CREDIT.

         In connection with evaluating Franchisee's financial status for credit purposes, Franchisor's Credit Department may at any time, and from time to time, request that Franchisee provide it with certain financial statements. Franchisee's failure to respond to any such request may result in Franchisor's denial of credit to Franchisee. If Franchisee fails to fulfill the terms of payment or if Franchisee's financial responsibility shall deteriorate in Franchisor's sole judgment, Franchisor may, without prejudice to any other lawful remedy, withhold Motor Fuel until payment is made, demand cash payment, demand advance payment or terminate or not renew this Agreement pursuant to Paragraph XIX. Franchisor may apply any payment made by or on behalf of Franchisee to any indebtedness owed Franchisor by Franchisee, notwithstanding any direction to the contrary. No payment made to Franchisor by check or other instrument shall contain a restrictive endorsement of any kind. A restrictive endorsement shall have no legal effect, even if the instrument restrictively endorsed is processed for payment and Franchisor retains the proceeds.

         XVIII.  INSURANCE.

         18.01. Franchisee shall procure at its expense, and maintain in full force and effect during the term of this Agreement, an insurance policy or policies protecting Franchisee and Franchisor and the officers, directors, partners and employees of each Franchisor entity, against any loss, liability, personal injury, death, or property damage or expense whatsoever arising or occurring upon or in connection with the Franchised Business, as Franchisor may require under or pursuant to the Confidential Operations Manual, or otherwise in writing, for its own and Franchisee's protection. Franchisor shall be named an additional insured in such policy or policies.

         18.02. Such policy or policies shall be written by a licensed insurance company satisfactory to Franchisor in accordance with standards and specifications set forth in the Confidential Operations Manual or otherwise in writing, as either may be modified from time to time by Franchisor, following written notice to Franchisee.

         18.03. Franchisor reserves the right to review and amend the amounts and types of the required insurance coverage annually.

         18.04. The insurance afforded by the policy or policies respecting liability shall not be limited in any way by reason of any insurance which may be maintained by Franchisor. Within thirty (30) days after execution of this Agreement, a Certificate of Insurance showing compliance with the foregoing requirements shall be furnished by Franchisee to Franchisor for approval. Such certificate shall state that said policy or policies will not be canceled or altered without at least ninety (90) days prior written notice to Franchisor and shall reflect proof of payment of premiums. Maintenance of such insurance and the performance by Franchisee of the obligations under this Paragraph shall not relieve Franchisee of liability under the indemnity provision set forth in this Agreement.

         18.05. Should Franchisee, for any reason, not procure and maintain insurance coverage as required by this Agreement, Franchisor shall have the right and authority (without, however, any obligation to do so) immediately to procure such insurance coverage and to charge same to Franchisee, which charges, together with a reasonable fee for expenses incurred by Franchisor in connection with such procurement, shall be payable by Franchisee immediately upon notice.

         18.06. Although Franchisee is not required to maintain any business interruption insurance, in the event a payment under or pursuant to any type of business interruption insurance is made to Franchisee or any Affiliate thereof in connection with a business interruption at the Franchised Premises, then Franchisee will immediately thereafter pay to Franchisor a sum equal to the average daily Continuing Services and Royalty Fees for the year preceding the interruption multiplied by the number of days of the business interruption. Franchisor shall be included in any such insurance policy as a loss payee as its interest may appear.

         XIX.  DEFAULT AND TERMINATION.

         19.01.  Termination and Nonrenewal by Franchisor.

                  A. Franchisor may terminate or not renew this Agreement by written notice to Franchisee, upon the occurrence of any of the following:

                           1. Franchisee's failure to comply with any provision
of this Agreement, the Lease Agreement, and any other agreement between the parties, which provision is reasonable and of material significance to the Franchise Relationship between Franchisor and Franchisee. Franchisor is not required to give Franchisee an opportunity to remedy any such failure prior to terminating or not renewing this Agreement; or

                           2. Franchisee's failure to exert good faith efforts
to carry out the terms and conditions of this Agreement or the Lease Agreement, or any other agreement between the parties. Prior to terminating or not renewing this Agreement under the provisions of this Subparagraph 2., Franchisor shall advise Franchisee in writing of such failure and give Franchisee a reasonable opportunity to remedy it; or

                           3. The happening of any one (1) or more events which
is relevant to the Franchise Relationship including, but not limited to, the following: (Franchisor is not required to give Franchisee an opportunity to remedy any such happening prior to terminating or not renewing this Agreement).

                                    a. Franchisee's fraud or criminal misconduct
in the operation of the Franchised Business.

                                    b. Declaration of bankruptcy or judicial
determination of insolvency of Franchisee.

                                    c. If Franchisee is an individual, the death
or continuing severe physical or mental disability of Franchisee of at least three (3) months' duration which renders Franchisee unable to provide for the continued proper operation of the Franchised Business.

                                    d. If Franchisee is occupying the Franchised
Premises under a lease from a Franchisor entity, the loss of Franchisor's right to grant possession under such lease through expiration of any underlying lease, if Franchisee was notified in writing, prior to the commencement of the term of this Agreement, of the duration of the underlying lease and of the fact that such underlying lease might expire and not be renewed during the term of this Agreement or at the end of this Agreement.

                                    e. The condemnation or other taking, in
whole or in part, of the Franchised Premises under the power of eminent domain. The condemnation award paid to Franchisor, or the payment received by Franchisor in exchange for its voluntary conveyance in lieu of condemnation, shall belong solely to Franchisor, and Franchisee shall not, by virtue of this Agreement, be entitled to any part thereof; provided, however. that nothing in this Agreement shall preclude Franchisee from prosecuting any claim directly against the condemning authority for loss of business, or depreciation to, damage to, or cost of, removal of, or for the value of stock, inventory and other personal property of Franchisee; and further provided, however, that no such claim shall diminish or otherwise adversely affect Franchisor's award or proceeds.

                                    f. Franchisor's loss of the right to grant
Franchisee the use of any Mark, unless the loss is due to Franchisor's trademark abuse, violation of federal or state law, or other fault or negligence of Franchisor related to bad faith action by Franchisor.

                                    g. The destruction, other than by
Franchisor, of all or substantially all of the Franchised Premises. If Franchisee is occupying the Franchised Premises under a lease from Franchisor and Franchisor rebuilds or replaces the Franchised Premises and elects to offer the operation of the rebuilt or replaced Franchised Premises in accordance with the terms of the Lease Agreement, Franchisee shall have the preferential right to again be the operator of the Franchised Premises.

                                    h. Franchisee's failure to pay Franchisor in
a timely manner when due, all sums to which Franchisor is legally entitled.

                                    i. Franchisee's failure to operate the
Franchised Business for seven (7) consecutive days, or shorter period of time which, under the facts and circumstances, is an unreasonable period of time.

                                    j. Franchisee's willful adulteration,
mislabeling or misbranding of Motor Fuel sold at the Franchised Premises, or other trademark, trade name, service mark, or other identifying symbol or name violations.

                                    k. Franchisee's knowing failure to comply
with federal, state or local laws or regulations that are relevant to the operation of the Franchised Business.

                                    l. Franchisee commingles any fuel.

                                    m. Franchisee's conviction of any felony
involving moral turpitude; or

                           4. Franchisor's good faith determination, made in the
normal course of business, to withdraw from the marketing of Motor Fuel through retail outlets in the state or county or parish in which the Franchised Business is located.

                  B. In addition to the rights of termination or nonrenewal by Franchisor, set forth above, Franchisor may decline to renew this Agreement:

                           1. If Franchisor and Franchisee fail to agree to
changes or additions to this Agreement made by Franchisor in good faith and in the normal course of business, and Franchisor does not insist on such changes or additions being made for the purpose of preventing the renewal of this Agreement.

                           2. If Franchisor receives numerous bona fide
complaints concerning Franchisee's operation of the Franchised Business and Franchisor promptly notifies Franchisee of each complaint and the reason it was communicated to Franchisor, and as to those complaints relating to the condition of the Franchised Business or the conduct of any employee of Franchisee, Franchisee does not take prompt action to cure or correct the basis for such complaints. Franchisor will communicate these complaints to Franchisee in writing using Franchisor's Customer Complaint Form ("Customer Complaint Form"). A written statement from Franchisee as to the outcome is required by Franchisor.

                           3. If Franchisee fails on at least three (3)
occasions during the term of this Agreement, to operate the Franchised Business in a clean, safe and healthful condition and Franchisor notified Franchisee of each such failure.

                           4. If Franchisor makes a good faith determination in
the normal course of business not to renew this Agreement because such renewal would be uneconomical to Franchisor, despite any changes or additions to the provisions of this Agreement that may be acceptable to Franchisee; provided, however, that such nonrenewal is not made for the purpose of converting the Franchised Business to operation by employees or agents of Franchisor for Franchisor's own account.

                  C. If the Franchised Premises are leased by Franchisee from a Franchisor entity, Franchisor may also decline to renew this Agreement if Franchisor makes a good faith determination, in the normal course of business, to:

                           1. Convert the Franchised Premises to a use other
than for the operation of an auto/truckstop; or

                           2. Materially alter, add to or replace the Franchised
Premises if such alteration, addition or replacement is not made for the purpose of converting the Franchised Premises to operation by employees or agents of Franchisor for Franchisor's own account; or

                           3. Sell the Franchised Premises.

                  D. Franchisor agrees that in the event of a nonrenewal pursuant to Subparagraph B.4 above, Franchisor will not sell the Franchised Premises or Franchised Business for at least ninety (90) days following the expiration of this Agreement, during which time Franchisee shall be free to tender to Franchisor a purchase offer pertaining to the Franchised Premises; provided, however, that nothing herein shall be deemed to (i) prevent or restrict Franchisor from negotiating with third parties for the sale of the Franchised Premises during such 90-day period, or (ii) grant to Franchisee any rights of first refusal with respect to any such offer to purchase which Franchisor may receive from any third party.

                  E. Franchisor's written notice of termination or nonrenewal shall include a statement that this Agreement is being terminated or not renewed and shall set forth the reason or reasons for termination or nonrenewal. Except as otherwise provided in this Section 19.01, the effective date of the termination or nonrenewal shall be at least thirty (30) days after the date of notice of termination or nonrenewal.

                  F. Although at least thirty (30) days written notice of termination or nonrenewal is provided for in most circumstances, there may be times when the giving of a thirty (30) day notice is not reasonable. If such a circumstance occurs, Franchisor may terminate or not renew this Agreement by giving Franchisee written notice of termination or nonrenewal on the earliest date that is reasonably practical.

                  G. Nothing in this Agreement shall prohibit or restrict Franchisor from terminating or not renewing this Agreement in any lawful manner or for any lawful reason under applicable federal, state and local laws or regulations, as such laws or regulations may be amended from time to time.

         19.02. Mutual Termination. Franchisee and Franchisor may agree in writing to terminate or not renew this Agreement. The effective date of such termination or nonrenewal shall be the date agreed to by Franchisee and Franchisor but may not be a date that is more than one hundred eighty (180) days after the date of such agreement. Franchisor shall send by certified mail, or personally deliver to Franchisee, a copy of the agreement promptly after it is executed by Franchisor and Franchisee. Franchisee may repudiate such agreement by written notice to Franchisor, sent by certified mail, postmarked not more than seven (7) days following the date Franchisee receives a copy of such agreement.

         19.03. Termination by Franchisee. (a) If Franchisee is in substantial compliance with this Agreement and Franchisor materially breaches this Agreement and fails to cure such breach within a reasonable time after written notice thereof is delivered to Franchisor, Franchisee may terminate this Agreement. Such termination shall be effective thirty (30) days after delivery to Franchisor of written notice that such breach has not been cured and Franchisee elects to terminate this Agreement. A termination of this Agreement by Franchisee for any reason other than breach of this Agreement by Franchisor and Franchisor's failure to cure such breach within a reasonable time after receipt of written notice thereof shall be deemed a termination by Franchisee without cause.

                  (b) Franchisee may terminate this Agreement at any time by one hundred eighty (180) days advance written notice to Franchisor, posted by certified mail. Upon receipt of such notice by Franchisor, it may not be withdrawn without Franchisor's written approval.

         19.04. Termination of Lease Agreement. This Agreement shall automatically terminate upon the occurrence of any default or termination of the Lease Agreement.

         XX. RIGHTS AND DUTIES OF PARTIES UPON EXPIRATION OR TERMINATION.

         20.01. Upon termination or expiration, this Agreement and all rights granted hereunder to Franchisee shall forthwith terminate, and:

                  A. Franchisee shall immediately cease to operate the Franchised Business under this Agreement, and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former franchisee of Franchisor.

                  B. Franchisee and each Franchisee Party shall immediately and permanently cease to use, by advertising or in any manner whatsoever, any Confidential Information or any other methods, procedures, and techniques associated with the Network or any Marks and distinctive forms, slogans, signs, symbols, logos, or devices associated with the Network. In particular, Franchisee shall cease to use, without limitation, all signs, advertising materials, stationery, forms, and any other articles which display the Marks associated with the Network.

                  C. Franchisee shall take such action as may be necessary to cancel or assign to Franchisor, at Franchisor's option, any assumed name rights or equivalent registration filed with state, city, or county authorities which contains Marks associated with the Network, and Franchisee shall furnish Franchisor with evidence of compliance with this obligation satisfactory to Franchisor within thirty (30) days after termination or expiration of this Agreement.

                  D. In the event Franchisee or any Franchisee Party continues to operate or subsequently begins to operate any other business, Franchisee or such Franchisee Party shall not use any reproduction, counterfeit, copy or colorable imitation of the Marks either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake or deception, or which is likely to dilute Franchisor's rights in and to the Marks and further, Franchisee shall not utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with Franchisor so as to constitute unfair competition or a deceptive trade practice.

                  E. Franchisee shall promptly pay all sums owing to Franchisor. In the event of termination for any default of Franchisee, such sums shall include all damages, costs, and expenses, including reasonable attorneys' fees, incurred by Franchisor as a result of the default.

                  F. Franchisee shall pay to Franchisor all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor subsequent to the termination or expiration of the franchise herein granted in obtaining injunctive or other relief for the enforcement of any provisions of this Agreement.

                  G. Franchisee shall immediately turn over to Franchisor all manuals and copies thereof, including the Confidential Operations Manual, records, customer lists, files, instructions, brochures, agreements, disclosure statements, and any and all other Confidential Information or other materials provided by Franchisor to Franchisee relating to the operation of the Franchised Business (all of which are acknowledged to be Franchisor's property), including but not limited to any such Confidential Information or materials which have been or are stored or maintained electronically.

                  H. Franchisor shall acquire all right, title and interest to any sign or sign faces bearing the Marks. Franchisee hereby acknowledges Franchisor's right to access the Franchised Premises should Franchisor elect to take possession of any signs or sign faces bearing the Marks. If this Agreement has been terminated for cause as provided in Paragraph XIX. herein, such sign removal shall be at Franchisee's cost. In the event of nonrenewal of this Agreement, Franchisor shall not charge Franchisee for the cost of sign removal.

          I. Franchisor shall have the right (but not the duty), to be exercised by notice of intent to do so within thirty (30) days after termination or expiration, to purchase for cash any or all signs (except those signs owned by Franchisor), Advertising Materials, and all items bearing Franchisor's Marks, at Franchisee's cost or fair market value, whichever is less. If the parties cannot agree on fair market value within a reasonable time, the determination shall be made by arbitration in accordance with Paragraph XL. of this Agreement. If Franchisor elects to exercise any option to purchase herein provided, it shall have the right to set off all amounts due from Franchisee under this Agreement, and the cost of the arbitration, if any, against any payment therefor.

     20.02. All obligations of Franchisor and Franchisee which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied or by their nature expire.

         XXI.  TRANSFERABILITY OF INTEREST.

     21.01. This Agreement and all rights hereunder can be assigned and transferred by Franchisor and, if so, shall be binding upon and inure to the benefit of Franchisor's successors and assigns.

     21.02. This Agreement and all rights hereunder may be assigned and transferred by Franchisee and, if so, shall be binding upon and inure to the benefit of Franchisee's successors and assigns, subject to the following conditions and requirements, and Franchisor's right of first refusal as set forth herein:

                  A. Neither Franchisee nor any Franchisee Party may sell, assign (including, but not limited to, assignments by operation of law) or transfer (collectively, "Assign") this Agreement without Franchisor's prior written consent. Franchisor may condition such consent on, among other things, transferee's completion of Franchisor's then-current training program to Franchisor's satisfaction. Franchisor has an absolute and unqualified right to withhold consent to such proposed Assignments. Any attempt by Franchisee to Assign this Agreement without Franchisor's prior written consent shall be void and of no force and effect. The sale, transfer, transfer by operation of law, or other disposition of Franchisee's interest, or any part thereof, in the Franchised Business, or any Franchisee Party's or other Person's ownership or other interest in Franchisee, if Franchisee is a corporation, partnership or other business entity, shall be an assignment requiring Franchisor's prior written consent. Franchisee's written request for Franchisor's approval of any assignment must be received by Franchisor not less than ninety (90) days prior to the effective date of such requested assignment.

                  B. Franchisor shall have the preferential right to meet the bona fide offer of any proposed assignee; such right to be exercised by Franchisor within sixty (60) days following the date Franchisor receives a copy of Franchisee's written request for Franchisor's approval of any assignment. Franchisee shall include in such written request the name and address of the proposed assignee and the price, terms, and conditions contained in the bona fide offer. Franchisor's failure to exercise this preferential right shall not terminate this Agreement or the preferential right or release Franchisee from any of its obligations under this Agreement.

                  C. In the event of sale, transfer, or assignment of this Agreement by Franchisee during the term of this Agreement, or at the expiration date of this Agreement, Franchisor will charge Franchisee a Transfer and Training Fee of Twenty-Five Thousand Dollars ($25,000.00) ("Transfer and Training Fee"). Notwithstanding the foregoing, if the transfer or assignment is approved in writing by Franchisor pursuant to Subparagraph A above, and such transfer or assignment is to (i) an immediate family member of Franchisee (if Franchisee is an individual), or (ii) an immediate family member of a Franchisee Party, or (iii) a principal operator of the Franchised Business, the Transfer and Training Fee will not be charged.

         21.03. During the term of this Agreement, neither Franchisee nor any Franchisee Party shall encumber all or any part of its interest in or rights under this Agreement (or the franchise granted hereby) without the prior written consent of Franchisor.

         XXII.  DEATH OR INCAPACITY OF FRANCHISEE.

         22.01. In order to prevent any interruption of the Franchised Business, in the event of (a) the death or Incapacity of an individual Franchisee or any Franchisee Party; or (b) Franchisee's inability to operate the Franchise (due to absence, illness or death of one or more key personnel, or for any other reason), or (c) Franchisee's failure to cure a default timely under this Agreement, Franchisor may, at its option (and for such period(s) of time as it determines in its sole discretion), enter upon the Franchised Premises and exercise complete authority with respect to the operation of the business for such period of time as Franchisor determines is necessary or practical. Franchisee specifically agrees that Franchisor may take over, control, and operate the Franchised Business under such circumstances, and that Franchisee shall pay to Franchisor a service fee of not less than Five Hundred Fifty Dollars ($550.00) per day plus all travel and living expenses, room and board and other expenses reasonably incurred by Franchisor in connection with such services. All revenues and expenses (including Franchisor's service fee) from the operation of the Franchised Business during such period of operation by Franchisor shall be accounted for separately. Franchisee further agrees that if Franchisor exercises such right of operation, Franchisee will indemnify and hold harmless Franchisor and its agents, employees, and contractors who may act hereunder against all claims or losses which may be asserted against Franchisor in connection therewith, except to the extent the claims or losses are attributable to the Gross Negligence or Willful Misconduct of Franchisor. During any period of temporary management by Franchisor all personnel working at the Franchised Premises, except those provided by Franchisor, shall be deemed employees, agents or contractors of Franchisee. Franchisor's exercise of its rights hereunder shall not constitute a waiver of any other rights or remedies Franchisor may have under this Agreement.

         22.02. Notwithstanding anything to the contrary herein, in the event of the death or Incapacity of an individual Franchisee, or any Franchisee Party, the heirs, beneficiaries, devisees, or legal representatives of such person may, within one hundred eighty (180) days of such death or Incapacity, apply to TA, in writing, for the right to continue to operate the Franchised Business for the duration of the term of this Agreement. Such application shall be treated by Franchisor as a request for an assignment, and shall be subject to the terms and provisions of Section XXI above. If no such application is made within such one hundred eighty (180) day period, this Agreement shall automatically terminate.

         XXIII.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION.

         23.01. This Agreement does not create a fiduciary relationship between the parties nor does it constitute Franchisee as an agent, legal representative, joint venturer, partner, employee, or servant of Franchisor for any purpose whatsoever; and it is understood between the parties hereto that Franchisee shall be an independent contractor and is not authorized to make any contract, agreement, warranty or representation on behalf of Franchisor, or to create any obligation, express or implied, on behalf of Franchisor. Franchisee shall not, without the prior written approval of Franchisor, have any power to obligate Franchisor for any expenses, liabilities or other obligations, other than as is specifically provided for in this Agreement. Franchisor shall not have the power to hire or fire Franchisee's employees and, except as herein expressly provided, Franchisor may not control or have access to Franchisee's funds or the expenditure thereof, or in any other way exercise dominion or control over Franchisee's Franchised Business. It is expressly understood and agreed that neither Franchisee nor any employee of Franchisee whose compensation for services is paid by Franchisee may, in any way, directly or indirectly, expressly or by implication, be construed to be an employee of Franchisor for any purpose, most particularly with respect to any mandated or other insurance coverage, tax or contributions, or requirements pertaining to withholdings-levied or fixed by any city, state or federal governmental agency.

         23.02. FRANCHISEE SHALL CONSPICUOUSLY IDENTIFY ITSELF AND ITS FRANCHISED BUSINESS IN ALL DEALINGS WITH ITS CLIENTS, CONTRACTORS, SUPPLIERS, PUBLIC OFFICIALS AND OTHERS, AS AN INDEPENDENT FRANCHISEE OF FRANCHISOR, AND SHALL PLACE SUCH NOTICE OF INDEPENDENT OWNERSHIP IN SUCH FASHION AS FRANCHISOR MAY, IN ITS SOLE AND EXCLUSIVE DISCRETION, SPECIFY AND REQUIRE FROM TIME TO TIME, IN ITS CONFIDENTIAL OPERATIONS MANUAL OR OTHERWISE.

         23.03. EXCEPT AS OTHERWISE EXPRESSLY AUTHORIZED BY THIS AGREEMENT, NEITHER PARTY HERETO SHALL MAKE ANY EXPRESS OR IMPLIED AGREEMENTS, WARRANTIES, GUARANTEES OR REPRESENTATIONS OR INCUR ANY DEBT IN THE NAME OF OR ON BEHALF OF THE OTHER PARTY, OR REPRESENT THAT THE RELATIONSHIP BETWEEN FRANCHISOR AND FRANCHISEE IS OTHER THAN THAT OF Franchisor AND FRANCHISEE. FRANCHISOR DOES NOT ASSUME ANY LIABILITY, AND WILL NOT BE DEEMED LIABLE, FOR ANY AGREEMENTS, REPRESENTATIONS, OR WARRANTIES MADE BY FRANCHISEE WHICH ARE NOT EXPRESSLY AUTHORIZED UNDER THIS AGREEMENT, NOR WILL FRANCHISOR BE OBLIGATED FOR ANY DAMAGES TO ANY PERSON OR PROPERTY WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO THE OPERATION OF THE FRANCHISED BUSINESS.

         23.04. Franchisee agrees to indemnify, defend, protect and hold harmless Franchisor (and the directors, officers, employees, agents, Affiliates, designees, representatives, stockholders, successors and assigns of each Franchisor entity) (collectively, "Indemnified Parties") from and against all losses, liens, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys', consultants', and other experts' fees and disbursements) ("Losses") based upon, arising out of or otherwise in respect of Franchisee's Franchised Business; provided, however, Franchisee shall not be required to indemnify, defend and hold harmless the Indemnified Parties from and against any Losses, arising out of the gross negligence ("Gross Negligence") or willful misconduct ("Willful Misconduct") of Franchisor and/or any other Indemnified Party. For the purpose of this Paragraph 23.04., the term "Gross Negligence" shall mean a conscious and voluntary act or omission which is in reckless disregard of the rights or property of another and the term "Willful Misconduct" shall mean intentional, purposeful conduct of an Indemnified Party but does not include instances where an Indemnified Party is strictly liable for breach of any warranty. It is agreed that neither Franchisee nor its insurance carrier shall have the power or authority under this Agreement to make a determination as to whether an Indemnified Party caused liabilities, losses, claims, liens or demands as the result of Gross Negligence or Willful Misconduct. If there is a disagreement between Franchisee, its insurance carrier and the Indemnified Parties as to whether or not the actions of an Indemnified Party(ies) meet the test of Gross Negligence or Willful Misconduct, such a dispute shall be submitted for resolution to a court having jurisdiction over such disputes.

         Promptly after receipt by any Indemnified Party of notice of any demand, claim or circumstance which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation ("Asserted Liability") that may result in a Loss, the Indemnified Party shall give notice thereof ("Claims Notice") to Franchisee. The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by an Indemnified Party.

         Franchisee may elect within thirty (30) days of receipt of the Claims Notice to compromise or defend, at its own expense and by its own counsel, any Asserted Liability if Franchisee acknowledges to such Indemnified Party Franchisee's obligation to fully indemnify such party with respect to such Asserted Liability; provided, however, that a condition to any settlement by Franchisee shall be a complete and unconditional release of the Indemnified Party with respect to such claim. If Franchisee elects to compromise or defend such Asserted Liability as provided in this Paragraph 23.04., the Indemnified Party shall cooperate, at the expense of Franchisee, in the compromise or defense of such Asserted Liability. The Indemnified Party may select its own legal counsel to participate in such compromise or defense, at Franchisee's expense, to the extent such Indemnified Party, or its counsel, reasonably believes that a conflict of interest exists between Franchisee and such Indemnified Party.

         Franchisor will reimburse reasonable attorneys' fees incurred by Franchisee in a court-sought resolution if Franchisor or any other Indemnified Party is found to be Grossly Negligent or guilty of Willful Misconduct. If Franchisee elects not to compromise or defend the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnified Party may pay, compromise or defend such Asserted Liability; provided, however, that such payment, compromise or defense shall in no way relieve Franchisee of its indemnification responsibilities pursuant to this Agreement.

         23.05. Without limiting or detracting from the indemnity provision above or elsewhere in this Agreement, Franchisee shall comply with the applicable federal, state and local laws, rules, regulations, orders and ordinances concerning pollution and protection of the environment, with special attention to the regulations governing the storage, dispensing, and sale of unleaded gasoline; shall procure and maintain all permits and licenses required thereunder; and shall defend, indemnify, and hold harmless the Indemnified Parties from and against any and all penalties, interest, costs, expenses, claims, judgments, and orders with respect to such laws, ordinances, rules, orders, and regulations, except those determined to have been caused by the Gross Negligence or Willful Misconduct of an Indemnified Party.

         23.06. Because Franchisee has the day-to-day occupation and control of the business at the Franchised Premises, Franchisee shall:

                  A. Immediately clean up and properly dispose of all contaminants, pollutants, toxic substances, and hazardous substances which are dumped, spilled, or otherwise deposited, or which appear anywhere on, or which originate from, the Franchised Premises from whatever cause or source. All such cleanup and disposal actions shall be in compliance with all applicable laws, regulations and ordinances, and the requirements of governmental agencies, relating to pollution or protection of the environment. If the matter cleaned up and disposed of is determined after non-appealable final judgment to have been deposited through the Gross Negligence or Willful Misconduct of an Indemnified Party, Franchisor shall reimburse Franchisee the reasonable clean-up and disposal costs.

                  B. Comply with the Occupational Safety and Health Act and rules, orders, and regulations issued and promulgated thereunder applicable to Franchisee's operation of the Franchised Business. Franchisee shall also defend, indemnify, and hold harmless the Indemnified Parties from and against any and all penalties, interest, cost, expenses, claims, judgments, and orders arising out of or incident to Franchisee's non-compliance with said Act and the rules, orders, and regulations issued and promulgated thereunder applicable to Franchisee's operation of the Franchised Business.

                  C. Comply with the Americans with Disabilities Act and rules, orders, and regulations issued and promulgated thereunder applicable to Franchisee's operation of the Franchised Business. Franchisee shall also defend, indemnify, and hold harmless the Indemnified Parties from and against any and all penalties, interest, cost, expenses, claims, judgments and orders arising out of or incident to Franchisee's non-compliance with said Act and the rules, orders, and regulations issued and promulgated thereunder applicable to Franchisee's operation of the Franchised Business.

                  D. Immediately advise Franchisor verbally and in writing of defects in or deterioration of storage tanks, submerged pumps, and/or piping as listed in the Lease Agreement, for which Franchisor has replacement responsibility. In this regard, storage tanks, submerged pumps, and/or piping at the Franchised Premises may result in major environmental and property damage. One of the recommended methods used to warn of a potential leak is the implementation and adherence to a motor fuel inventory program that includes a daily stick measurement of the volume of motor fuel in storage and recording of the volume of motor fuel received and sold. Franchisee agrees to implement and adhere to a daily inventory plan incorporating the above described elements. Franchisee shall immediately notify Franchisor when a loss of motor fuel is equal to or greater than one thousand (1,000) gallons reflected in its daily inventory system, but not later than the next day, by the fastest means available. This loss may be considered a paper shortage of motor fuel even though the motor fuel may be reflecting an overage. Franchisee should use his best judgment and past historical data in determining losses during periods of fuel expansion or shrinkage during storage. If Franchisee's first notification to Franchisor of a loss is verbal, Franchisee shall confirm such notice in writing immediately after giving the verbal notice. Franchisor shall have the sole right to determine what tests are required to confirm any leaks and what corrective measures are to be taken. If Franchisee keeps a daily inventory system and notifies Franchisor immediately upon detecting a motor fuel loss, Franchisee shall be released from its obligation to defend, indemnify, and hold the Indemnified Parties harmless from any claims, costs, fines, penalties, and damages related to a leak in the underground tanks, submerged pumps, or piping, except for any leak arising from the negligent or willful acts or omissions of Franchisee, its contractors, agents, or employees. If Franchisee, its employees or agents is negligent, or if Franchisee does not maintain a daily inventory system and/or fails to immediately advise Franchisor of an indicated loss,

Franchisee shall be responsible for and shall indemnify, defend, and hold the Indemnified Parties harmless from, any and all claims, costs, fines, penalties, or damages of every nature related to any leak not detected and/or reported. Such failure to maintain an inventory system or immediately notify Franchisor of an indicated loss or water contamination shall be grounds for termination or nonrenewal of this Agreement.

         23.07. Indemnified Parties do not assume any liability whatsoever for acts, errors, or omissions of those with whom Franchisee may contract, regardless of the purpose. Franchisee shall hold harmless and indemnify Indemnified Parties for all losses and expenses which may arise out of any acts, errors or omissions of these third parties.

         23.08. Franchisor shall not, by virtue of any approvals, advice or services provided to Franchisee, assume responsibility or liability to Franchisee or any third parties to which Franchisor would not otherwise be subject.

         XXIV.  RESTRICTIVE COVENANTS.

         24.01. During the term of this Agreement, neither Franchisee nor any Franchisee Party shall, without the prior written consent of TAFSI, at the Franchised Premises, be affiliated with, participate in or have any interest in any franchise agreement, licensing agreement, marketing plan or other system of any Person other than TA Operating.

         24.02. Except for the continued operation of those businesses or facilities described on EXHIBIT B attached hereto (under the brand or name identified thereon), during the term of this Agreement, Franchisee and each Franchisee Party covenants and agrees that it or he, as the case may be, shall not, without the prior written consent of Franchisor, either directly or indirectly (for itself or himself or on behalf of or in conjunction with any person, persons, partnership, corporation or other entity) own, maintain, engage in, participate in or have any interest in the operation, within the United States, of the whole or any part of any truckstop, travel center business, fueling business, vehicle repair facility, truckstop or travel center restaurant or other business offering or selling any services or products similar to that sold in the Network, pursuant to a franchise agreement, licensing agreement or a prescribed marketing plan or system of another truckstop company or other Person, the primary purpose of which is the marketing of fuel and services to the traveling public, (including but not limited to Petro, Flying J, Pilot, Speedway, Sapp Bros., Travelport, Mobil or Tosco, or their successors or assigns). Notwithstanding the foregoing, these restrictions shall not apply to ownership by Franchisee or any Franchisee Party of outstanding securities of any corporation whose securities are publicly held and traded; provided, that the securities are held for investment purposes only and that the combined total of Franchisee and any Franchisee Parties holdings do not constitute more than five percent (5%) of the outstanding securities of the corporation.

         XXV.  APPROVALS.

         25.01. Whenever this Agreement requires the prior approval or consent of Franchisor, Franchisee shall make a timely written request to Franchisor therefor, and, except as otherwise provided herein, any approval or consent granted must be in writing to be binding upon Franchisor.

         25.02. Franchisor makes no warranties or guarantees upon which Franchisee may rely and assumes no liability or obligation to Franchisee or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent or services to Franchisee in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor.

         XXVI.  AMENDMENTS; WAIVERS; REMEDIES.

         26.01. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Franchisee and Franchisor, or in the case of a waiver, by the party against whom the waiver is to be effective.

         26.02. No waiver by either party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No single or partial exercise by either party in exercising any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any right or remedies provided by law.

         XXVII.  SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         XXVIII.  GOVERNING LAW; JURY TRAIL WAIVER.

         This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio, without regard to conflict of laws principles thereof. Each of Franchisor, Franchisee and any Franchisee Party hereby irrevocably waives trial by jury in any action, proceeding or counterclaim, whether at law or in equity, brought by Franchisor against Franchisee or any Franchisee Party on the one hand, or by Franchisee or any Franchisee Party against any Franchisor entity on the other hand, whether or not there are other parties in such action or proceeding.

         XXIX.  COUNTERPARTS; EFFECTIVENESS.

         This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         XXX.  ENTIRE AGREEMENT.

         This Agreement, together with the Lease Agreement and any other documents referred to herein or therein, or executed or delivered in connection herewith or therewith, including but not limited to the Confidential Operations Manual, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder (except the rights given generally to Affiliates of TAFSI, by virtue of the fact that the definition of "Franchisor" includes such Affiliates, and the rights given to the Indemnified Parties in Paragraph XXIII.).

         XXXI.  JURISDICTION.

         Each of the parties hereto irrevocably submits to the jurisdiction of any state or federal court sitting in Cuyahoga County, Ohio, and further agrees that any action or proceeding arising out of or relating to this Agreement (or any agreement referred to herein or executed or delivered in connection herewith) shall be heard and determined in such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement (or any agreement referred to herein or executed or delivered in connection herewith) in any other court or to contest the jurisdiction (in rem or in personam) or power or decision of such court over or pertaining to the party or with respect to the subject matter in any other court within or outside of the United States other than appropriate appellate courts. Each of the parties hereto irrevocably waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other party hereto with respect thereto.

         XXXII.  CAPTIONS.

         The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         XXXIII.  SEVERABILITY.

         If any provisions of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

         XXXIV.  CONSTRUCTION.

         Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular.

         XXXV.  INCONSISTENCY.

         In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of the Lease Agreement and other agreements between the parties, the terms and provisions of the Franchise Agreement shall govern and control.

         XXXVI.  FORCE MAJEURE.

         The period of time during which either party hereto is prevented or delayed in the performance or fulfilling any obligation, or any other fees or sums and charges due hereunder, due to unavoidable delays caused by force majeure, including but not limited to earthquake, fire, flood, or the elements, malicious mischief, riots, strikes, lockouts, boycotts, picketing, labor disputes or disturbance, war, refinery disruption, fuel rationing or allocation, compliance with any directive, order or regulation of any governmental authority or representative thereof acting under claim or color of authority, or any other reason beyond such party's reasonable control, whether or not similar to the foregoing (collectively, "Force Majeure"), shall be added to such party's time for performance thereof, and such party shall have no liability by reason thereof.

         XXXVII.  NOTICE.

         All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two (2) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received; provided, that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through a reputable overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

Notices to Franchisor:              TA FRANCHISE SYSTEMS, INC.
                                    24601 Center Ridge Road, Suite 300
                                    Westlake, Ohio 44145-5634
                                    Attention:  Manager of Franchising
                                    Telecopy:  (216) 808-3307

Notices to Franchisee:
                                    --------------------------

                                    --------------------------

                                    --------------------------
                                    Attention:
                                                --------------
                                    Telecopy:
                                               ---------------

         Either party may serve any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended. Either party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         XXXVIII.  COST OF ENFORCEMENT OR DEFENSE.

         If a claim for amounts owed by Franchisee to Franchisor is asserted in any legal proceeding before a court of competent jurisdiction, or if Franchisor or Franchisee is required to enforce this Agreement in a judicial proceeding, the prevailing party shall be entitled to reimbursement of its costs, including reasonable accounting and legal fees, in connection with such proceeding.

         XXXIX.  INJUNCTIVE RELIEF.

         Franchisor shall have the right to obtain injunctive relief against any threatened or actual conduct by Franchisee that could cause Franchisor loss or damages, including but not limited to Franchisee's or any Franchisee Party's material misuse or unauthorized use of the Marks or Franchisee's or any Franchisee Party's threatened or actual violation of the provisions of Sections VII, VIII or XXIV. Such injunctive relief shall be governed under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

         XL.  ARBITRATION.

         40.01. Any monetary claim of less than ONE HUNDRED THOUSAND Dollars ($100,000.00) in dispute arising out of or relating to this Agreement, or any breach thereof, shall be submitted to arbitration before a single arbitrator in Cuyahoga County, Ohio in accordance with the rules of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof. The arbitrator is explicitly authorized to award attorney's fees as part of his or her award. Nothing contained herein shall, however, be construed to limit or to preclude Franchisor from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as Franchisor deems to be necessary or appropriate to compel Franchisee to comply with its obligations hereunder or to protect Franchisor's Marks or other property rights of Franchisor. In addition, nothing contained herein shall be construed to limit or to preclude Franchisor from joining with any action for injunctive or provisional relief all monetary claims that Franchisor may have against Franchisee which arise out of the acts or omissions to act giving rise to the action for injunctive or provisional relief. This arbitration provision shall be deemed to be self-executing and in the event that Franchisee fails to appear at any properly noticed arbitration proceeding, award may be entered against Franchisee notwithstanding its failure to appear.

         40.02. Nothing herein contained shall bar the right of either party to seek and obtain temporary injunctive relief from a court of competent jurisdiction (subject to Section XXXI) in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration.

         40.03. It is the intent of the parties that any arbitration between Franchisor and Franchisee shall be of Franchisee's individual claim and that the claim subject to arbitration shall not be arbitrated on a classwide basis.

         XLI.  LINE OF CREDIT.

         In order to guaranty Franchisee's performance of its monetary obligations to Franchisor pursuant to this Agreement, Franchisee shall establish a line of credit with Franchisor's Credit Department in an amount determined by Franchisor's Credit Department. In the event that Franchisee fails to pay any amounts due pursuant to this Agreement, Franchisor may refuse to extend credit to Franchisee.

         XLII.  CAVEAT.

         The success of the business venture contemplated to be undertaken by Franchisee by virtue of this Agreement is speculative and depends, to a large extent, upon the ability of Franchisee as an independent business entity, and its active participation in the daily affairs of the business as well as other factors. Franchisor does not make any representation or warranty express or implied as to the potential success of the business venture in this Agreement.

         XLIII.  ACKNOWLEDGMENTS

         43.01. Franchisee and each Franchisee Party represents and acknowledges that it or he, as the case may be, has received, read and understood this

Agreement and Franchisor's Uniform Franchise Offering Circular; and that Franchisor has fully and adequately explained the provisions of each to Franchisee's satisfaction; and that Franchisor has accorded Franchisee and each Franchisee Party ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.

         43.02. Franchisee and each Franchisee Party acknowledges that it or he, as the case may be, has received a copy of this Agreement and the attachments thereto, at least five (5) business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that Franchisee has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures, at least ten (10) business days prior to the date on which this Agreement was executed. Franchisee and each Franchisee party acknowledges that Franchisor has made no representation or warranty in connection with this Agreement other than those expressly set forth herein or in the Lease Agreement, and that Franchisee and the Franchisee Parties have not relied on any such representations or warranties in entering into this Agreement.

         43.03. Franchisee has been advised to consult with its own advisors with respect to the legal, financial and other aspects of this Agreement, the business franchised hereby, and the prospects for that business. Franchisee has either consulted with such advisors or has deliberately declined to do so.

         43.04. Franchisee affirms that all information set forth in any and all applications, financial statements and submissions to Franchisor is true, complete and accurate in all respects, with Franchisee expressly acknowledging that Franchisor is relying upon the truthfulness, completeness and accuracy of such information.

         43.05. Franchisee has conducted an independent investigation of the business contemplated by this Agreement and recognizes that, like any other business, an investment in a Franchised Business involves business risks and that the success of the venture is primarily dependent upon the business abilities and efforts of Franchisee.

         43.06. Franchisee and each Franchisee Party represents and acknowledges that, except as may be disclosed on EXHIBIT B hereto, it or he, as the case may be, does not (i) operate under a franchise agreement, licensing agreement, or a prescribed marketing plan or system of another company or organization or (ii) own, maintain, engage in, participate in or have any interest in the operation, within the United States, of any truckstop, travel center business, fueling business, vehicle repair facility or other business offering or selling any services or products similar to that sold in the Network, pursuant to a franchise agreement, licensing agreement or a prescribed marketing plan or system of another truckstop company or other Person, the primary purpose of which is the marketing of fuel and services to the traveling public (including but not limited to Petro, Flying J., Pilot, Speedway, Sapp Bros., Travelport, Mobil or Tosco, or their successors or assigns), and that Franchisee and its officers, directors and shareholders are not subject to any agreements limiting or restricting Franchisee's ability to conduct said business as a Franchisee hereunder. Operation of a business similar to the Franchised Business without Franchisor's prior written approval is a material default and grounds for termination of this Agreement.

         43.07. Franchisee understands and acknowledges that all representations of fact made by Franchisor herein are made solely by Franchisor. All documents, circular and all exhibits thereto, have been prepared solely in reliance upon representations made and information provided by Franchisor, its officers and its directors. Franchisee further agrees that it has no claim against, and will indemnify and hold harmless, the preparer of any and all such franchise agreements, offering circulars and exhibits thereto, with respect to any and all loss, costs, expenses (including attorneys' fees), damages and liabilities resulting from any representations and/or claims made by Franchisor in such documents.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed, sealed and delivered this Agreement in multiple copies the day and year first above written.


WITNESS:                                    TA FRANCHISE SYSTEMS, INC.


                                            By:
---------------------------------              ------------------------------


                                            ITS:
---------------------------------              ------------------------------


WITNESS/ATTEST:                                      FRANCHISEE:

                                            By:
---------------------------------              ------------------------------


                                            ITS:
                                                -----------------------------

         ACKNOWLEDGEMENT

         The undersigned hereby acknowledges and agrees that he or she is a Franchisee Party under this Agreement, and covenants and agrees to be bound by and subject to all of the terms or provisions herein that are applicable to Franchisee Parties.


                                           -----------------------------------

                              TRUCKSTOPS OF AMERICA

                     EXCLUSIONS FROM THE PROTECTED TERRITORY


                      EXHIBIT A TO THE FRANCHISE AGREEMENT

                            TA FRANCHISE SYSTEMS INC.

                         ADDENDUM TO FRANCHISE AGREEMENT


                  This Addendum to the Franchise Agreement (the "Addendum") is
executed this       day of               , 1997, by and between TA Franchise
              -----        --------------
Systems, Inc., a Delaware corporation, having its principal place of business at 24601 Center Ridge Road, Suite 300, Westlake, Ohio 44145-5634 (hereinafter referred to as "TAFSI"), and
                             ---------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         (hereinafter referred to as "Franchisee").
------------------------
                                   WITNESSETH:

                  WHEREAS, TAFSI and Franchisee have executed a Franchise Agreement, of even date herewith (the "Franchise Agreement"), pertaining to the operation of the Franchised Business at the Franchised Premises (as such terms are defined in the Franchise Agreement); and

                  WHEREAS, the parties desire to amend and modify certain terms and provisions of the Franchise Agreement in accordance with the terms of this Addendum;

                  NOW, THEREFORE, in consideration of the premises above and in the Franchise Agreement, and in consideration of the mutual covenants, agreements and obligations set forth herein, the parties hereto agree as follows:

                  1. Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings ascribed thereto in the Franchise Agreement.

                  2. Section 5.01 of the Franchise Agreement shall be and hereby is deleted in its entirety, and the following shall be and hereby is added in lieu thereof:

                  "5.01 This Agreement shall be effective and binding for an initial term of five (5) years, commencing on
                                         , 19    (the "Initial Term")."
                  -----------------------    ---

                  3. Section 19.01(D) of the Franchise Agreement shall be and hereby is deleted in its entirety, and the following shall be and hereby is added in lieu thereof:

                  "D. Franchisor agrees that in the event of: (a) a nonrenewal of this Agreement pursuant to Subparagraph 19.01.A.4 above; or
                  (b) a nonrenewal of this Agreement pursuant to Subparagraph 19.01.B.1 or 19.01.B.4 above; Franchisor will not, during the one hundred eighty (180) day period following the expiration of the then-current Initial Term or Renewal Term, as the case may be, contract with another Person for the operation of the Franchised Business at the Franchised Premises upon terms that are materially different from those that Franchisor offered to Franchisee, without first giving Franchisee a 30-day preferential right to accept a renewal of this Agreement upon such modified or different terms. Notwithstanding anything to the contrary herein, Franchisor shall not be subject to the restrictions above, and Franchisee shall not be entitled to any such preferential right if Franchisee has not otherwise complied with the terms and provisions of Section 5.02 of this Agreement."

                  4. The first three (3) sentences of Section 21.02(A) of the Franchise Agreement shall be and hereby are deleted, and the following shall be and hereby is added in lieu thereof:

                  "A. Neither Franchisee nor any Franchisee Party may sell, assign (including, but not limited to, assignments by operation of law) or transfer (collectively, "Assign") this Agreement without Franchisor's prior written consent, which consent shall not be unreasonably withheld. Franchisor may condition such consent on, among other things, transferee's completion of Franchisor's then-current training program to Franchisor's satisfaction."

                  5. If Franchisee has executed, or is required to execute, an Amendment to Franchise Agreement, attached as Exhibit C to Franchisor's offering circular (the "Amendment"), Section XLV of the Franchise Agreement (which is added to the Franchise Agreement by Item 13 of the Amendment) shall be and hereby is amended by changing the words "two (2) years" to "one hundred eighty
(180) days."

                  6. Exhibit A to the Franchise Agreement, entitled "Exclusions from the Protected Territory," shall be and hereby is amended by adding the following to Exhibit A as new item 4:

                  "4. Specifically excluded from the Protected Territory (as defined in the Franchise Agreement) are the geographic areas within a five (5) mile radius of each of the truckstops or travel centers which, as of January 1, 1997, were being operated by National Auto/Truckstops, Inc., either as a company operated or a franchisee operated facility."

                  IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby, have duly executed and delivered this Addendum to Franchise Agreement on the day and year first above written.

                                 TAFSI:
                                 TA FRANCHISE SYSTEMS INC.



                                 By:
                                    --------------------------------
                                          (sign)

                                 -----------------------------------
                                 (print)

                                 -----------------------------------
                                 (title)

                                 FRANCHISEE:


                                 By:
                                    --------------------------------
                                          (sign)

                                 -----------------------------------
                                 (print)

                                 -----------------------------------
                                 (title)

                                 FRANCHISEE PARTIES:


                                 By:
                                     -------------------------------
                                          (sign)

                                 -----------------------------------
                                 (print)

                                 -----------------------------------
                                 (sign)

                                 -----------------------------------
                                 (print)




                                       3